                                                                     EXHIBIT 2.1

                                                                  Execution Copy










                               AGREEMENT OF MERGER

                                  BY AND AMONG

                           COCA-COLA ENTERPRISES INC.
                                 ("ENTERPRISES")

                                       AND

                          TEXA-COLA ACQUISITION COMPANY
                                     ("SUB")

                                       AND

                                CCBG CORPORATION
                                    ("CCBG")



                                  JUNE 5, 1998


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                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               -----
ARTICLE I
         THE MERGER...............................................................................................1
         1.01     The Merger......................................................................................1
                  (a)      Generally..............................................................................1
                  (b)      The Merger Consideration...............................................................1
                  (c)      Tax-Free Reorganization................................................................2
                  (d)      Amendment..............................................................................2
         1.02     Conversion of Shares............................................................................3
                  (a)      Conversion.............................................................................3
                  (c)      Cash Election..........................................................................4
                  (d)      Limitation on Cash Election............................................................4
                  (e)      Treasury Shares Canceled...............................................................5
                  (f)      Sub's Shares Converted.................................................................5
         1.03     Estimated Merger Consideration; Deliveries......................................................5
                  (a)      Computation............................................................................5
                  (b)      Delivery...............................................................................5
         1.04     Final Computation of Merger Consideration.......................................................5
                  (a)      Closing Date Financial Statements......................................................5
                  (b)      Review/Objection Procedure As To Closing Date Financial Statements
                           and Certificate of Adjustments.........................................................6
                  (c)      Payment of Non-disputed Amounts........................................................6
                  (d)      Resolution of Open Items...............................................................7
                  (e)      Payment Notice to the CCBG Shareholders by the Shareholders'
                           Representative.........................................................................8
                  (f)      Open Items Under TBG Agreement.........................................................8
         1.05     Calculations.  No Fractional Shares.............................................................8
         1.06     The Surviving Corporation.......................................................................8
                  (a)      Conversion of Shares...................................................................9
                  (b)      The Sub Ceases to Exist................................................................9
                  (c)      Articles of Incorporation..............................................................9
                  (d)      Other..................................................................................9
         1.07     Unregistered Shares.............................................................................9

ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE CCBG SHAREHOLDERS..................................................9




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

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF CCBG CONCERNING
         CCBG AND SUBSIDIARIES....................................................................................9
         3.01     Organization and Authorization..................................................................9
                  (a)      Due Organization, Etc..................................................................9
                  (b)      Power and Authority...................................................................10
                  (c)      Non-contravention.....................................................................10
                  (d)      Capitalization........................................................................11
                  (e)      Subsidiaries..........................................................................11
                  (f)      Articles, Bylaws and Minutes..........................................................12
                  (g)      Officers and Directors................................................................13
         3.02     Bottling Authorizations........................................................................13
                  (a)      List..................................................................................13
                  (b)      Territories of Other Bottler..........................................................13
                  (c)      Transshipment.........................................................................13
         3.03     Indebtedness...................................................................................13
         3.04     Financial Matters..............................................................................14
                  (a)      Financial Statements..................................................................14
                  (b)      Other Liabilities.....................................................................14
                  (c)      Accounts Receivable...................................................................14
                  (d)      Swaps.................................................................................15
         3.05     Absence of Certain Changes and Events..........................................................15
                  (a)      Adverse Change........................................................................15
                  (b)      Damage................................................................................15
                  (c)      Distributions.........................................................................15
                  (d)      Issuance..............................................................................15
                  (e)      Guaranty..............................................................................16
                  (f)      Merger................................................................................16
                  (g)      Labor Dispute.........................................................................16
                  (h)      Capital Expenditure...................................................................16
                  (i)      Franchises............................................................................16
                  (j)      Raises................................................................................16
                  (k)      Accounting Changes....................................................................16
                  (l)      Liens.................................................................................16
                  (m)      Waivers...............................................................................16
                  (n)      Dispositions..........................................................................17
                  (o)      Transactions with Employees...........................................................17
                  (p)      Write-downs...........................................................................17
                  (q)      Material Transactions.................................................................17
         3.06     Tax Matters....................................................................................17
                  (a)      Definitions...........................................................................17
                  (b)      Tax Representations and Warranties....................................................17
                  (c)      Disclaimer as to NOLs.................................................................20


                                      -ii-

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

                  (d)............................................................................................20
         3.07     Real Property..................................................................................20
                  (a)      Ownership.............................................................................20
                  (b)      Status of Title.......................................................................21
                  (c)      Restrictions Arising from Governmental Authorities....................................21
                  (d)      Condition.............................................................................21
         3.08     Personal Property..............................................................................21
                  (a)      Title.................................................................................22
                  (b)      Condition.............................................................................22
                  (c)      Inventory.............................................................................22
         3.09     Employee Benefit Plans.........................................................................22
                  (a)      Definition............................................................................22
                  (b)      List..................................................................................23
                  (c)      Compliance............................................................................23
                  (d)      Funding, Etc..........................................................................23
                  (e)      Liabilities; Claims; Audits...........................................................23
                  (f)      Multi-employer Plan...................................................................23
                  (g)      Termination Rights....................................................................23
                  (h)      Payments in Stock.....................................................................24
         3.10     Labor Relations................................................................................24
                  (a)      Status................................................................................24
                  (b)      Plant Closing Issues..................................................................25
                  (c)      Family and Medical Leave Act of 1993..................................................25
         3.11     Employees......................................................................................25
         3.12     Bank Accounts..................................................................................26
         3.13     Environmental Matters..........................................................................26
                  (a)      Status................................................................................26
                  (b)      Definition............................................................................27
                  (c)      Survival..............................................................................27
         3.14     Insurance Policies.............................................................................27
                  (a)      List..................................................................................27
                  (b)      Status................................................................................27
         3.15     Specified Contracts and Commitments............................................................28
                  (a)      Specified Contracts...................................................................28
                  (b)      Exceptions to Specified Contracts.....................................................29
         3.16     Intellectual Property..........................................................................30
                  (a)      Status................................................................................30
                  (b)      Definition............................................................................30
         3.17     Certain Violations of Law......................................................................31
                  (a)      Investigations........................................................................31
                  (b)      Generally.............................................................................31
                  (c)      Certain Limitations...................................................................31
         3.18     Litigation.....................................................................................31


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

                  (a)      List..................................................................................31
                  (b)      Status................................................................................31
         3.19     No Defaults....................................................................................32
                  (a)      Enforceability........................................................................32
                  (b)      Bankruptcy, Etc.......................................................................32
         3.20     Major Suppliers and Customers..................................................................32
                  (a)      List..................................................................................32
                  (b)      Status................................................................................32
         3.21     Required Governmental Licenses and Permits.....................................................33
         3.22     Year 2000 Compliance...........................................................................33
         3.23     No Untrue Statements...........................................................................33
         3.24     Copies.........................................................................................33
         3.25     Other..........................................................................................33

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF BUYERS................................................................33
         4.01     Organization and Authorization.................................................................34
                  (a)      Due Organization......................................................................34
                  (b)      Power and Authority...................................................................34
                  (c)      Non-contravention.....................................................................34
         4.02     Capital Stock..................................................................................35
                  (a)      Enterprises...........................................................................35
                  (b)      Sub...................................................................................35
                  (c)      Enterprises Stock to be Issued in Merger..............................................35
         4.03     Reports and Financial Statements...............................................................35
         4.04     Absence of Certain Changes or Events...........................................................36
         4.05     No Untrue Statements...........................................................................36
         4.06     Other..........................................................................................36

ARTICLE V
         OTHER AGREEMENTS........................................................................................36
         5.01     Continuing Operation of Business...............................................................36
                  (a)      Conduct of Business...................................................................36
                  (b)      Manner of Consent.....................................................................39
         5.02     Expenses.......................................................................................39
         5.03     Bottling Authorizations........................................................................39
         5.04     Access.........................................................................................39
                  (a)      Pre-Closing...........................................................................39
                  (b)      After the Closing.....................................................................39
         5.05     Other Offers...................................................................................39
         5.06     Transfer Taxes.................................................................................40
         5.07     Tax Attributes, Returns and Audits.............................................................40
                  (a)      Tax Attributes........................................................................40


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


                  (b)      Filing of Returns.....................................................................40
                  (c)      Control of Audits.....................................................................40
                  (d)      Cooperation...........................................................................41
         5.08     CCBG Shareholders' Approval....................................................................41
         5.09     Pre-Closing Distribution of Certain Property...................................................41
         5.10     Certain Payments to Employees..................................................................42
         5.11     Employee Matters...............................................................................42
                  (a)      Continued Employment..................................................................42
                  (b)      Employee Benefit Plans................................................................42
                  (c)      Severance Payments....................................................................42
                  (d)      Group Insurance Plans.................................................................43
                  (e)      Cafeteria Plans.......................................................................43
                  (f)      401(k) Plan...........................................................................43
                  (g)      Retirement Plan.......................................................................43
                  (h)      Bonus Plan............................................................................43
         5.12     No Cancellation of Officer and Director Insurance..............................................44
         5.13     Lease Payments.................................................................................44
         5.14     Public Announcements...........................................................................44
         5.15     Current Public Information.....................................................................44
         5.16     Brokers........................................................................................44
         5.17     Acquisition of TBG.............................................................................45
         5.18     Consent as to Representation...................................................................45
         5.19     Certain Obligations Under the Shareholders' Representative Agreement...........................45

ARTICLE VI
         CERTAIN POST-CLOSING MERGER CONSIDERATION ADJUSTMENTS...................................................45
         6.01     Certain Definitions............................................................................45
         6.02     Post-Closing Reduction of Merger Consideration.................................................47
                  (a)      Certain CCBG and TBG Representations and Warranties and Other
                           Matters...............................................................................47
                  (b)      CCBG Shareholder Representations, Warranties and Covenants............................49
                  (c)      Limitations...........................................................................49
         6.03     Limitations on Reduction of Merger Consideration...............................................49
                  (a)      Reduction of Losses...................................................................49
                  (b)      Maximum Liability and Payment -- Section 6.02(a) Claims...............................50
                  (c)      Maximum Liability and Payment -- Stock Claims.........................................50
                  (d)      Limitation on Trustee Liability.......................................................50
         6.04     Increase in Merger Consideration...............................................................51
         6.05     Time Limitations for Assertion of Claims.......................................................51
                  (a)      Survival..............................................................................51
                  (b)      Post-Closing Acts or Omissions........................................................51
         6.06     Procedure for Claims...........................................................................51
                  (a)      Generally.............................................................................51


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


                  (b)      To Whom Sent..........................................................................52
                  (c)      Response by Recipient.................................................................52
                  (d)      Payment Notice to the CCBG Shareholders by the Shareholders'
                           Representative........................................................................52
         6.07     Third Party Action.............................................................................52
         6.08     Investigations.................................................................................53
         6.09     Exclusive Remedy...............................................................................53

ARTICLE VII
         THE CLOSING.............................................................................................53
         7.01     Time, Date and Place of Closing; Articles of Merger............................................53
         7.02     Events Comprising the Closing..................................................................54
         7.03     Conditions to Obligations of Buyers............................................................54
                  (a)      Representations and Warranties........................................................54
                  (b)      Compliance............................................................................54
                  (c)      Governmental Actions..................................................................54
                  (d)      Adverse Change........................................................................54
                  (e)      Consents..............................................................................55
                  (f)      Satisfactory Documents................................................................55
                  (g)      Delivery of Shares....................................................................55
                  (h)      Copies of Resolutions.................................................................55
                  (i)      Opinion...............................................................................55
                  (j)      Approvals.............................................................................55
                  (k)      TBG Share Exchange....................................................................55
                  (l)      Termination of Certain CCBG Agreements................................................55
         7.04     Conditions to Obligations of CCBG..............................................................56
                  (a)      Representations and Warranties........................................................56
                  (b)      Compliance............................................................................56
                  (c)      Governmental Action...................................................................56
                  (d)      Approval of CCBG Shareholders.........................................................56
                  (e)      Satisfactory Documents................................................................56
                  (f)      Opinion of Counsel....................................................................56
                  (g)      Approvals.............................................................................56
                  (h)      TBG Share Exchange....................................................................56
                  (i)      Copies of Resolutions.................................................................57
         7.05     Deliveries by CCBG at the Closing..............................................................57
                  (a)      Certificate...........................................................................57
                  (b)      Articles of Merger....................................................................57
                  (c)      Minute Books..........................................................................57
                  (d)      Resignation...........................................................................57
                  (e)      Other.................................................................................57
         7.06     Deliveries by Buyers at the Closing............................................................57
                  (a)      Certificates..........................................................................57


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



                  (b)      Articles of Merger....................................................................58
                  (c)      Merger Consideration..................................................................58
                  (d)      Other Documents.......................................................................58

ARTICLE VIII
         TERMINATION AND ABANDONMENT.............................................................................58
         8.01     Termination and Abandonment....................................................................58
                  (a)      Mutual Agreement......................................................................58
                  (b)      CCBG..................................................................................58
                  (c)      Enterprises...........................................................................58
                  (d)      Governmental Authority................................................................58
         8.02     Rights and Obligations Upon Termination........................................................59
         8.03     Return of Confidential Information.............................................................59

ARTICLE IX
         MISCELLANEOUS PROVISIONS................................................................................59
         9.01     Good Faith; Further Assurances.................................................................59
         9.02     Notices........................................................................................59
         9.03     Definition of Knowledge........................................................................61
                  (a)      CCBG..................................................................................61
                  (b)      Enterprises...........................................................................61
         9.04     Assignment.....................................................................................61
         9.05     Captions; Definitions..........................................................................62
         9.06     Amendment; Waiver; Remedies Cumulative.........................................................62
         9.07     No Third-Party Beneficiaries...................................................................62
         9.08     Exhibits; Disclosure Schedules.................................................................63
         9.09     Counterparts; Entire Agreement.................................................................63
         9.10     Time of the Essence; Computation of Time.......................................................63
         9.11     Severability...................................................................................63




                                      -vii-

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                             INDEX OF DEFINED TERMS


                                                                                                                     Page
         Defined Term                                                                                               Number
         ------------                                                                                               ------

         1997 Financial Statements......................................................................................14
         401(k) Plan....................................................................................................43
         Accounts Receivable............................................................................................14
         Agreement.......................................................................................................1
         Applicable Law.................................................................................................10
         Articles of Merger..............................................................................................1
         Automated......................................................................................................41
         Automated 401(k) Plan..........................................................................................43
         Automated Employees............................................................................................42
         Automated Transaction..........................................................................................42
         Bottling Authorizations........................................................................................13
         Business Day(s).................................................................................................4
         Buyers..........................................................................................................1
         Buyers' Documents..............................................................................................34
         Buyers' Protected Parties......................................................................................45
         Capital Leases.................................................................................................13
         Cash Component..................................................................................................3
         Cash Election...................................................................................................4
         Cash Election Form..............................................................................................4
         Cash Percentage.................................................................................................4
         CCBG's Accountants' Post-Closing Deliveries.....................................................................6
         CCBG's Accountants..............................................................................................5
         CCBG............................................................................................................1
         CCBG Adjusted Consolidated Working Capital......................................................................2
         CCBG Certificate of Adjustments.................................................................................5
         CCBG Closing Date Financial Statements..........................................................................5
         CCBG Companies.................................................................................................46
         CCBG Documents.................................................................................................10
         CCBG Interest..................................................................................................11
         CCBG Interests.................................................................................................11
         CCBG Share......................................................................................................2
         CCBG Shareholder................................................................................................2
         CCBG Shareholders...............................................................................................2
         CCBG Shareholders' Approval....................................................................................41
         CCBG Shares.....................................................................................................2
         Claim..........................................................................................................46
         Claimant ......................................................................................................46



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


         Claims.........................................................................................................46
         Claims Escrow Amount............................................................................................3
         Closing........................................................................................................53
         Closing Adjustment Escrow Amount................................................................................3
         Closing Date...................................................................................................53
         Coke Southwest Interests.......................................................................................48
         Competition Claims.............................................................................................46
         Continuing CCBG Employees......................................................................................42
         Dani...........................................................................................................11
         Deductible.....................................................................................................50
         Difference......................................................................................................6
         Effect of Open Items............................................................................................6
         Effective Time..................................................................................................1
         Employee Benefit Plans.........................................................................................23
         Employment Agreements...........................................................................................1
         Enterprises.....................................................................................................1
         Enterprises 10-K...............................................................................................35
         Enterprises Common Stock........................................................................................4
         Enterprises Financial Statements...............................................................................36
         Enterprises SEC Reports........................................................................................35
         Environmental Claims...........................................................................................46
         Environmental Laws.............................................................................................27
         Equitable Adjustment............................................................................................4
         ERISA..........................................................................................................22
         ERISA Affiliate................................................................................................23
         Estimated Merger Consideration..................................................................................5
         Estimated Merger Consideration Per Share........................................................................5
         Exchange Act...................................................................................................35
         Finally Resolved...............................................................................................46
         Financial Statements...........................................................................................14
         GAAP............................................................................................................2
         Governmental Authority.........................................................................................10
         Governmental Objection.........................................................................................58
         Indebtedness For Borrowed Money................................................................................13
         Intellectual Property..........................................................................................30
         Interim Financial Statements...................................................................................14
         IRC............................................................................................................17
         Loss...........................................................................................................46
         Losses.........................................................................................................46
         Loyalty Payments................................................................................................1
         Merger..........................................................................................................1
         Merger Consideration............................................................................................2
         Merger Consideration Per Share..................................................................................2


                                        2

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


         Nevada Act......................................................................................................1
         NLRB...........................................................................................................24
         Notional Value..................................................................................................4
         Off-Site Environmental Matters.................................................................................27
         Open Items......................................................................................................6
         OSHA...........................................................................................................24
         Per Share Percentage............................................................................................3
         Permitted Lien.................................................................................................21
         Prior Automated Employees......................................................................................43
         Recipient of Claim.............................................................................................46
         Remaining Estimated Merger Consideration........................................................................3
         Required Statutory Approvals...................................................................................11
         Retirement Plan................................................................................................43
         Returns........................................................................................................17
         SEC............................................................................................................35
         Securities Act.................................................................................................35
         Southwest......................................................................................................45
         Specified Contracts............................................................................................29
         Stock Claims...................................................................................................47
         Stock Component.................................................................................................3
         Stock Representations..........................................................................................47
         Sub.............................................................................................................1
         Sub Common Stock...............................................................................................35
         Subsidiaries...................................................................................................11
         Subsidiary.....................................................................................................11
         Surviving Corporation...........................................................................................1
         Surviving Tax Representations..................................................................................20
         Tax Claims.....................................................................................................47
         Tax Cut-Off Date...............................................................................................47
         Taxes..........................................................................................................17
         TBG.............................................................................................................2
         TBG Agreement...................................................................................................2
         TBG Companies..................................................................................................47
         Third Party....................................................................................................47
         Third Party Action.............................................................................................47
         Third-Party Loans..............................................................................................29
         to Buyers' knowledge...........................................................................................61
         to CCBG's knowledge............................................................................................61
         to its knowledge...............................................................................................61
         Transmittal Letter.............................................................................................55
         WARN Act ......................................................................................................25



                                        3

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                                INDEX OF EXHIBITS


                                                                Exhibit                           Page
Description of Exhibit                                        Designation                        Number
----------------------                                        -----------                        ------

Articles of Merger                                            Exhibit A                               1

Certain Deductions                                            Exhibit B                               1

CCBG's Adjusted Consolidated Working Capital                  Exhibit C                               2

Cash Election Form                                            Exhibit D                               4

Shareholders' Representative and                              Exhibit E                               4
Escrow Agreement

Transmittal Letter                                            Exhibit F                              55

CCBG Lawyers' Opinion of Counsel                              Exhibit G                              55

KC Trust's Lawyers' Opinion of Counsel                        Exhibit H                              55

Buyers' Lawyers' Opinion of Counsel                           Exhibit I                              56


                               AGREEMENT OF MERGER

                  THIS AGREEMENT OF MERGER (this "Agreement") is executed and delivered as of June 5, 1998, by and among COCA-COLA ENTERPRISES INC., a Delaware corporation ("Enterprises"), TEXA-COLA ACQUISITION COMPANY, a Nevada corporation and a wholly-owned subsidiary of Enterprises (the "Sub") (Enterprises and the Sub are collectively the "Buyers"), and CCBG CORPORATION, a Nevada corporation ("CCBG").

                  IN CONSIDERATION of the representations, warranties, covenants and agreements contained herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  1.01     The Merger.

                           (a)      Generally.  Subject to the terms and
conditions herein set forth, at the Effective Time and in accordance with the Nevada General Corporation Law (the "Nevada Act"), the Sub shall merge with and into CCBG (the "Merger"), and CCBG shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"). On the Closing Date, CCBG and the Sub shall execute and file with the Secretary of State of Nevada articles of merger in the form attached hereto as Exhibit A (the "Articles of Merger"). The "Effective Time" of the Merger shall be at the time and on the date the Articles of Merger are accepted for filing by the Secretary of State of Nevada.

                           (b)      The Merger Consideration.  The merger
consideration shall be FIVE HUNDRED SIXTY MILLION DOLLARS ($560,000,000) adjusted as follows:

                                    (i)   minus, the payoff balance of principal
         (including the current maturities of (A) and (B) below and any prepayment premium of CCBG's 9% Senior Subordinated Notes Due 2003, but excluding accrued interest) at the Closing Date of

                                          (A)      Indebtedness for Borrowed
                                                   Money,

                                          (B)      Capital Leases, and

                                          (C)      obligations of CCBG under
                                                   the employment agreements
                                                   (the "Employment
                                                   Agreements"), loyalty
                                                   payments (the "Loyalty
                                                   Payments") and office lease
                                                   described on Exhibit B,
                                                   with the amount
                                                     of such obligations being
                                                     computed pursuant to that
                                                     exhibit;

                                    (ii)  plus or minus, as the case may be, 50%
         of the amount by which the sum of the consolidated working capital of CCBG and of the consolidated working capital of TBG at the Closing Date, as determined in accordance with generally accepted accounting principles applicable to the preparation of year-end statements ("GAAP") consistent with past practices (to the extent consistent with GAAP) or as otherwise provided in Exhibit C (the "CCBG Adjusted Consolidated Working Capital"), is more or less than $21,531,450; and

                                    (iii) plus, an amount equal to 49.2539864%
         of the aggregate "Exchange Consideration" (as defined in the TBG Agreement) of Texas Bottling Group, Inc., a Nevada corporation ("TBG"), pursuant to that certain Share Exchange Agreement of even date with this Agreement (the "TBG Agreement").

The foregoing amount, as adjusted after the Closing in accordance with Section
1.04 and Article VI, is the "Merger Consideration." The Merger Consideration divided by the aggregate number of CCBG Shares outstanding immediately prior to the Effective Time is the "Merger Consideration Per Share." "CCBG Shares" means shares of CCBG's $.01 par value Class A common stock and $.01 par value Class B common stock (each a "CCBG Share" and collectively the "CCBG Shares"). "CCBG Shareholder" means any holder of CCBG Shares, and "CCBG Shareholders" means all holders of CCBG Shares collectively.

                           (c)      Tax-Free Reorganization.  The Buyers and
CCBG intend that the Merger constitute a "reorganization" within the meaning of IRC section 368(a), and that this Agreement constitute a plan of reorganization thereunder. Neither the Buyers nor CCBG shall take any position inconsistent with such intentions.

                           (d)      Amendment.  This Article I may be modified
or amended in any manner at any time and from time to time prior to the Effective Time by the boards of directors of Buyers and CCBG in accordance with
Section 9.06 without any action by the shareholders of the Buyers or CCBG; provided, however, that no modification or amendment may be made that:

                                    (i)   after approval of this Agreement by
         the CCBG Shareholders, reduces or changes the form or composition of the consideration which the CCBG Shareholders shall be entitled to receive at the Effective Time, without the CCBG Shareholders' further approval, except to the extent specifically authorized by the CCBG Shareholders in connection with approving the execution, delivery and performance of this Agreement;

                                    (ii)  alters or changes any term or
         condition of this Agreement that would result in an adverse effect on the holders of any class or series of shares of the corporations party hereto, without the approval of such holders; or

                                    (iii) alters or changes any term of the
         articles of incorporation of the Surviving Corporation, without the approval of the shareholders of the Surviving Corporation.

                  1.02 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action (except as provided pursuant to elections made in accordance with subsection (c)) on the part of Sub, CCBG or any CCBG Shareholder:

                           (a)      Conversion.  Each CCBG Share issued and
outstanding immediately prior to the Effective Time shall be converted into the right to receive the following, subject to the terms of this Agreement, including, but not limited to, the deliveries contemplated by Section 7.03(g):

                                    (i)   that number of shares of Enterprises
         Common Stock (valued at the Notional Value) equal in value to: (1) $1,492,540 (the "Closing Adjustment Escrow Amount") multiplied by (2) the percentage such CCBG Share represents of all of the CCBG Shares issued and outstanding immediately prior to the Effective Time (the "Per Share Percentage"), to be delivered to the Shareholders' Representative;

                                    (ii)  that number of shares of Enterprises
         Common Stock (valued at the Notional Value) equal in value to: (1) $18,656,748 (the "Claims Escrow Amount") multiplied by (2) the Per Share Percentage, to be delivered to the Shareholders' Representative;

                                    (iii) to the extent cash has been designated
         in the Cash Election as provided in Section 1.02(c) by the holder of such share being converted, a cash amount equal to: (1) the Estimated Merger Consideration multiplied by the Per Share Percentage, multiplied by (2) the Cash Percentage of such holder (the "Cash Component"), to be delivered to the holder of the share being converted;

                                    (iv)  that number of shares of Enterprises
         Common Stock (valued at the Notional Value) equal in value to: (1) the product of the Per Share Percentage multiplied by the Remaining Estimated Merger Consideration, to be delivered to the holder of the share being converted (the "Stock Component"). The "Remaining Estimated Merger Consideration" is (1) the Estimated Merger Consideration multiplied by the difference between such holder's Cash Percentage and 100%, less (2) the Claims Escrow Amount and less (3) the Closing Adjustment Escrow Amount; and

                                    (v) additional shares of Enterprises Common
         Stock to reflect positive adjustments (if any) in the Merger Consideration under Section 1.04 and /or Article VI, to be delivered to the holder of the share being converted;

all subject to the rights and obligations of the Shareholders' Representative as set forth in this Agreement and that certain agreement by and among Robert K. Hoffman (the "Shareholders' Representative"), the CCBG Shareholders and others in the form of Exhibit E (the "Shareholders' Representative Agreement"); and without limiting the foregoing, the office of the Shareholders' Representative, whose power and authority are set forth in this Agreement and the Shareholders' Representative Agreement, is established pursuant to this Agreement and the Merger as an integral part of the manner and basis of converting the CCBG Shares.

                           (b)      Notional Value; Adjustments.  Each of the
Closing Adjustment Escrow Amount and the Claims Escrow Amount shall consist of shares of $1.00 par value common stock of Enterprises (the "Enterprises Common Stock") having an agreed value of $34.50 per share (the "Notional Value"); provided, however, that in the event of any change after April 3, 1998 and prior to the Effective Time in the number of issued and outstanding shares of Enterprises Common Stock, through reorganization, recapitalization, stock split, dividends paid in stock, split-up, split-off, spin-off, combination or exchange of shares, or other fundamental change in the capital structure of Enterprises (the forgoing specifically intending to exclude, without limitation, stock repurchases or any dilution resulting from the issuance of additional shares other than an issuance ratably to all shareholders), an equitable adjustment (the "Equitable Adjustment") shall be made to the Notional Value.

                           (c)      Cash Election.  Each CCBG Shareholder shall
designate a percentage (not to exceed 80%) (the "Cash Percentage") of each of such holder's CCBG Shares that is to be converted into cash by designating such percentage of cash conversion in the election form in the form of Exhibit D (the "Cash Election Form"), delivered to Enterprises at least 1 Business Day prior to the Closing (the "Cash Election"). If a holder of CCBG Shares fails to make a Cash Election, no part of such holder's shares shall be converted into cash. A "Business Day" is a day other than a day on which banks in Atlanta, Georgia are required or authorized by law to close or a day on which trading on the New York Stock Exchange is closed.

                           (d)      Limitation on Cash Election.
Notwithstanding the preceding or any other provision of this Agreement, in no event shall less than 90% of the aggregate Estimated Merger Consideration be in Enterprises Common Stock (valued at the Notional Value). If the aggregate cash elected to be received in the Cash Elections exceeds 10% of the aggregate Estimated Merger Consideration, then the Cash Elections shall be automatically amended to reduce the aggregate cash to be received (pro rata among each of the CCBG Shareholders electing greater than 10% cash) to equal 10% of the aggregate Estimated Merger Consideration.

                           (e)      Treasury Shares Canceled. Each share of
CCBG's capital stock held in CCBG's treasury as of the Effective Time shall, by reason of the Merger, be canceled without payment of any consideration therefor.

                           (f)      Sub's Shares Converted. Each outstanding
share of the Sub's capital stock shall be converted into one share of the Class A Common Stock of the par value of $.01 per share of the Surviving Corporation.

                  1.03     Estimated Merger Consideration; Deliveries.

                           (a)      Computation. At or prior to the Closing
Date, Enterprises and CCBG shall jointly compute Merger Consideration Per Share based upon a good faith estimate agreed upon by CCBG and Enterprises prior to the Closing, using the same principles described in Section 1.01(b) (the "Estimated Merger Consideration Per Share"), and the Estimated Merger Consideration Per Share shall be used in making the deliveries and payments at the Closing as contemplated by Section 7.06(c). The aggregate Estimated Merger Consideration Per Share for all CCBG Shares is the "Estimated Merger Consideration."

                           (b)      Delivery. At the Closing, or as soon as
practicable thereafter with respect to shares of Enterprises Common Stock, Enterprises shall deliver and pay, to the Shareholders' Representative or to the CCBG Shareholders as specified in Section 1.02, that portion of the Estimated Merger Consideration that is payable to those CCBG Shareholders who have satisfied the conditions of Section 7.03(g) and, to the extent applicable to a CCBG Shareholder, Section 7.03(i).

                  1.04     Final Computation of Merger Consideration.

                           (a)      Closing Date Financial Statements. Within
90 days after the Closing Date, Arthur Andersen LLP ("CCBG's Accountants") shall prepare and deliver to Enterprises, at the CCBG Shareholders' expense:

                                    (i)  Consolidated closing date financial
         statements of CCBG and the Subsidiaries as of the close of business on the Closing Date prepared in accordance with GAAP consistent with CCBG's practice with respect to its 1997 Financial Statements audited by CCBG's Accountants and accompanied by their unqualified report with respect thereto except that such report may be qualified to the extent acceptable to Buyers (the "CCBG Closing Date Financial Statements"); and

                                    (ii) A certificate of adjustments setting
         forth the computation of the CCBG Adjusted Consolidated Working Capital based on the CCBG Closing Date Financial Statements and otherwise in accordance with Section 1.01(b)(iii) and with such computation being set forth generally in the format attached to Exhibit C (the "CCBG Certificate of Adjustments").

The CCBG Closing Date Financial Statements and the CCBG Certificate of Adjustments are collectively the "CCBG's Accountants' Post-Closing Deliveries."

                           (b)      Review/Objection Procedure As To Closing
Date Financial Statements and Certificate of Adjustments. Within 45 days of Enterprises' receipt of CCBG's Accountants' Post-Closing Deliveries, Enterprises shall notify the Shareholders' Representative whether Enterprises agrees with them, or, if it does not agree, it shall state specifically the extent to which it disagrees and its reasons therefor. If the Shareholders' Representative and Enterprises are unable to agree on the CCBG's Accountants' Post-Closing Deliveries within 30 days of such notice, then all items other than those on which (and only to the extent of the dollar amount in dispute) they do not agree shall be conclusive and binding. To the extent Enterprises and the Shareholders' Representative do not agree on one or more items in (or excluded from) the CCBG's Accountants' Post-Closing Deliveries (and the Shareholders' Representative shall not be restricted from raising any issue in such context, even if inconsistent with a position taken by CCBG's Accountants), the nature and amount of such disputed items shall be the "Open Items", and their effect on the Merger Consideration as determined in Section 1.04(a) shall be the "Effect of Open Items". The Merger Consideration calculated by using only the binding items shall constitute the "Undisputed Redetermined Merger Consideration." The Open Items and the Effect of Open Items shall be resolved as provided in subsection (d) below. If Enterprises does not so notify the Shareholders' Representative of any disagreements within such 45-day period, then CCBG's Accountants' Post-Closing Deliveries as received by Enterprises shall be conclusive and binding.

                           (c)      Payment of Non-disputed Amounts.

                                    (i)     Within 75 days of Enterprises'
         receipt of the CCBG's Accountants' Post-Closing Deliveries, Enterprises and the Shareholders' Representative:

                                            (A) shall then calculate the
                  difference (the "Difference") between the Estimated Merger Consideration and the Undisputed Merger Consideration, which Difference shall be binding and conclusive; and

                                            (B) shall pay the Difference in
                  accordance with subsection (ii) or subsection (iii) below, as applicable.

Enterprises and the Shareholders' Representative will coordinate the foregoing process with the comparable process under the TBG Agreement to reflect the Merger Consideration component set forth in Section 1.01(b)(iii).

                                     (ii)    If the Undisputed Redetermined
         Merger Consideration is greater than the Estimated Merger Consideration, then Enterprises shall deliver to each CCBG Shareholder a number of shares of Enterprises Common Stock (valued at the Notional Value) having a value equal to the Difference multiplied by such shareholder's

         CCBG Interest. Enterprises shall deliver certificates representing such shares to the CCBG Shareholders within 10 Business Days after the calculation of the Difference.

                                    (iii) If the Undisputed Redetermined Merger
         Consideration is less than the Estimated Merger Consideration, then the CCBG Shareholders shall deliver to Enterprises a number of shares of Enterprises Common Stock (valued at the Notional Value) having a value equal to the Difference less the Effect of Open Items, with each CCBG Shareholder being liable for a percentage of such amount equal to his CCBG Interest. The CCBG Shareholders shall make such deliveries individually to Enterprises in accordance with subsection (e) below.

                           (d)      Resolution of Open Items.

                                    (i)   All Open Items (including the Effect
         of Open Items) shall be decided in accordance with Exhibit C and the following procedures. The Shareholders' Representative shall select one accountant with expertise in such matters and Enterprises shall select one accountant with expertise in such matters, and the two so selected shall attempt to resolve the Open Items. Each party shall be responsible for the costs of any such accountant selected by such party and any other expenses it may incur. All amounts agreed upon by Enterprises and the Shareholders' Representative or by the accountants (if the parties are unable to agree) shall be conclusive and binding. If within 30 days of the selection of the two accountants, the accountants have not resolved all Open Items, then such items as have not been resolved shall be submitted to a third accountant selected by the Shareholders' Representative and Enterprises within 15 days after the expiration of the 30-day period. If Enterprises and the Shareholders' Representative cannot agree upon a third accountant within 15 days, then the accountant shall be selected by the first two accountants (who shall not select an accountant from CCBG's Accountants or Ernst & Young LLP). The third accountant shall render his decision on such remaining Open Items as promptly as practicable, but in no event more than 30 days after such accountant is selected. The CCBG Shareholders (considered as a single person) and Enterprises shall each bear one-half of the fees and expenses of the third accountant, whose decision shall be the final determination of the Open Items submitted to him and shall be conclusive and binding. If at any time before a decision is delivered by the accountants to the Shareholders' Representative and Enterprises pursuant to the foregoing dispute resolution procedures the Shareholders' Representative and Enterprises agree on the resolution of an Open Item (and the parties shall give the accountants prompt notice of any such agreement), then such resolution shall be conclusive and binding even though the accountants may have concluded otherwise and/or the Shareholders' Representative and Enterprises receive a notice of the decision from the accountants after the Shareholders' Representative and Enterprises have reached an agreement.

                                    (ii)  As the Open Items are resolved as
         provided in clause (i) immediately preceding, then:

                                    (A) To the extent that the resolution is
                  that a payment is due Enterprises, then the CCBG Shareholders shall deliver to Enterprises a number of shares of Enterprises Common Stock (valued at the Notional Value) having a value equal to the amount of such payment, with each CCBG Shareholder being liable for a percentage equal to his CCBG Interest.

                                    (B) To the extent that the resolution is
                  that a payment is due the CCBG Shareholders, then Enterprises shall deliver to each CCBG Shareholder a number of shares of Enterprises Common Stock (valued at the Notional Value) having a value equal to the amount of such payment times such CCBG's Shareholder's CCBG Interest.

If clause "(A)" applies, then the procedures set forth in subsection (e) below apply. If clause "(B)" applies, then Enterprises shall deliver the appropriate number of shares of Enterprises Common Stock within 10 Business Days of the resolution.

                           (e)      Payment Notice to the CCBG Shareholders by
the Shareholders' Representative. Whenever an aspect of the determinations pursuant to this Section 1.04 becomes binding and conclusive, the Shareholders' Representative shall promptly notify each CCBG Shareholder of the amount of any payment required to be made by the CCBG Shareholders pursuant to this Section
1.04 and that portion for which each CCBG Shareholder is liable. Each payment from the CCBG Shareholders is due to Enterprises no later than 10 Business Days from the date on which the foregoing notice to the CCBG Shareholders is given by the Shareholders' Representative; provided, however, that payments may be deferred until the earlier to occur of (1) the total payments of the CCBG Shareholders being at least $100,000 or (2) the next calendar quarter end at least 10 Business Days after an Open Item becomes conclusive and binding.

                           (f)      Open Items Under TBG Agreement. To the
extent that Open Items under the TBG Agreement involve matters other than the CCBG Adjusted Consolidated Working Capital and are not taken into account in payments to or by the CCBG Shareholders, then the CCBG Shareholders shall be paid, or shall pay, 49.2539864% of such amounts at the same time that the TBG Shareholders are paid, or pay, 50.7460136% of such amounts under the TBG Agreement.

                  1.05 Calculations. No Fractional Shares. The calculations in this Article I shall be made (1) aggregating all of the shares of each holder of CCBG Shares being converted in the Merger and (2) based on numbers carried out to 8 decimal places, but the final amount of payments to each holder shall be rounded down to the nearest whole penny, and any payment of shares shall be rounded down to the nearest whole share, as appropriate. No cash will be included in the CCBG Closing Adjustment Escrow Fund or the Claims Escrow Fund.

                  1.06     The Surviving Corporation.  At the Effective Time:

                           (a)      Conversion of Shares. The Sub shall merge
with and into CCBG and the CCBG Shares shall be converted as described in
Section 1.02(a).

                           (b)      The Sub Ceases to Exist. The separate
existence of the Sub shall cease, and the Surviving Corporation shall continue its corporate existence under the laws of the State of Nevada as a wholly owned subsidiary of Enterprises.

                           (c)      Articles of Incorporation. The articles of
incorporation of the Surviving Corporation immediately prior to the Effective Time, except as may be amended by the Articles of Merger, shall be the articles of incorporation of the Surviving Corporation.

                           (d)      Other. The Merger shall otherwise have the
effect provided under the applicable laws of the State of Nevada.

                  1.07 Unregistered Shares. The shares of Enterprises Common Stock to be issued pursuant to this Article I shall not be registered under applicable federal and state securities laws and shall be issued with a legend noting restrictions on transfer imposed under Applicable Law. Buyers have no obligation at any time to effect any such registration.

                                   ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF THE CCBG SHAREHOLDERS

                  The representations and warranties of each CCBG Shareholder, and the respective rights and obligations of each CCBG Shareholder in the event of a breach of such representations and warranties, are set forth in such shareholder's Transmittal Letter.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF CCBG CONCERNING
                              CCBG AND SUBSIDIARIES

                  CCBG hereby represents and warrants to Buyers as follows as of the date of this Agreement and as of the Closing Date, with full knowledge that such representations and warranties being true at those times are a material consideration and inducement to the execution of this Agreement by Buyers and the consummation of the transactions contemplated hereunder and that if they are breached, such breach may (1) as specifically provided in Section 7.03, relieve the Buyers of their obligation to effect the Merger, and (2) as specifically provided in Article VI, form the basis for a post-Closing reduction to the Merger Consideration:

                  3.01 Organization and Authorization. Except as set forth in Disclosure Schedule 3.01:

                           (a)      Due Organization, Etc. CCBG is a
corporation duly organized, validly existing and in good standing under the corporation laws of the State of Nevada. CCBG has all requisite corporate power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets. CCBG is duly qualified and in good standing in every jurisdiction in which the conduct of its business or the ownership of its properties and assets requires CCBG to be so qualified; and neither the property owned or operated by CCBG nor the nature of the business conducted by it makes qualification necessary under Applicable Law in any other jurisdiction.

                           (b)      Power and Authority. CCBG has the full
corporate power to execute, deliver and perform this Agreement and all other agreements, documents and certificates executed and delivered by CCBG hereby (collectively, the "CCBG Documents"), subject to the Required Statutory Approvals. The execution, delivery and performance of this Agreement and each CCBG Document by CCBG has been duly authorized by the board of directors of CCBG, and, except for the approval of the CCBG Shareholders, no other corporate action on the part of CCBG is necessary to approve and authorize the execution, delivery and performance of this Agreement and the CCBG Documents. Each of the CCBG Documents has been duly and validly executed and delivered by CCBG and constitutes the valid and binding agreement of CCBG, enforceable against CCBG in accordance with its terms.

                           (c)      Non-contravention. The execution, delivery
and performance of each CCBG Document by CCBG and the consummation by CCBG and the CCBG Shareholders of the transactions contemplated hereby and thereby will not:

                                    (i)   violate or conflict with any provision
         of the articles of incorporation or bylaws of CCBG or any Subsidiary;

                                    (ii)  breach, violate or constitute an event
         of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture, mortgage, security agreement, lease, franchise or any other material agreement, instrument or obligation to which CCBG or any Subsidiary is a party, or by which CCBG or any Subsidiary or any of their respective properties or assets is bound (excluding for purposes of all of the foregoing items of this clause (ii) the Bottling Authorizations), or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of CCBG or any Subsidiary pursuant to the terms of any such instrument or obligation, which breach, violation, or event of default would result in a material adverse effect on CCBG and its Subsidiaries taken as a whole;

                                    (iii) violate or conflict with any law,
         statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other decision of any federal, state, city, county, parish or foreign court or governmental or regulatory body, agency or authority ("Governmental Authority") applicable to CCBG or any Subsidiary or by which any of their respective properties or assets may be bound ("Applicable Law"), where such violations or conflicts, individually or in the aggregate, may reasonably be expected to result in Losses to the Buyers greater than $100,000; or

                                     (iv)   require, on the part of CCBG or any
         Subsidiary, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to any Governmental Authority, except for (1) the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) any required actions under federal securities laws and any applicable state securities and blue sky laws in connection with the Merger, and (3) the filing of the Articles of Merger with the Secretary of State of Nevada and any other required state filings (the foregoing (1) through (3) being referred to as the "Required Statutory Approvals").

                           (d)       Capitalization. The authorized capital
stock of CCBG consists solely of 126,279 shares of $.01 par value Class A Common Stock, 26,279 shares of $.01 par value Class B Common Stock and 25,000 shares of $.01 par value Preferred Stock, of which 76,200 shares of Class A Common Stock and 19,964 shares of Class B Common Stock are issued and outstanding. Disclosure
Schedule 3.01 lists the CCBG Shareholders of record and their percentage interests (such interest, as adjusted pursuant to Section 9.04, being individually a "CCBG Interest" and collectively the "CCBG Interests"). It also lists those agreements known to CCBG that impose a lien, claim or encumbrance upon any CCBG Shares or that restrict or limit the ability of any CCBG Shareholder to vote or transfer his CCBG Shares or any interest in them or otherwise to take the actions contemplated by this Agreement. No shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of CCBG capital stock are validly issued, fully paid and non-assessable. CCBG does not have outstanding, nor is it bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of capital stock or any other equity security, including any right of conversion or exchange under any outstanding security or other instrument or agreement. All issuances, transfers, purchases or redemptions of the capital stock of CCBG have complied with all applicable agreements and all Applicable Laws, and all Taxes thereon have been paid. No present or former holder of any capital stock of CCBG or any Subsidiary or any corporation which has been merged into CCBG or any Subsidiary has any legally cognizable claim against CCBG or such Subsidiary based upon any issuance, sale, purchase, redemption or involvement in any transfer of any capital stock by CCBG or any Subsidiary or any corporation which has been merged into CCBG or any Subsidiary. There are no outstanding obligations of CCBG or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of CCBG or any Subsidiary.

                           (e)       Subsidiaries. Disclosure Schedule 3.01
lists: (1) every entity (excluding TBG and the Dani Group, Inc. ("Dani")) in which CCBG owns 50 percent or more of the outstanding equity, directly or indirectly, or has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body or otherwise has the power to direct the business and policies of such entity (each such entity other than TBG and Dani, a "Subsidiary" and collectively the "Subsidiaries"), (2) the jurisdiction of its incorporation, (3) each state of the United States in which it is required to qualify as a foreign corporation, and (4) the number of shares authorized and outstanding. Except as set forth in Disclosure Schedule 3.01:

                                     (i)   each of the Subsidiaries is a
         corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation,

                                     (ii)  each of the Subsidiaries has the full
         corporate power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets,

                                     (iii) each of the Subsidiaries is duly
         qualified in every state of the United States in which the conduct of its business or the ownership of its properties requires it to be so qualified,

                                     (iv)  all outstanding shares of capital
         stock of each Subsidiary are owned by CCBG or another Subsidiary, free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal or other encumbrances, with no defects of title whatsoever except applicable restrictions under federal and state securities laws,

                                     (v)   all of the issued and outstanding
         shares of each Subsidiary are validly issued, fully paid and non-assessable,

                                     (vi)  there are no outstanding
         subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement,

                                     (vii) CCBG or another Subsidiary has the
         full power, right and authority to vote all of the outstanding shares of the capital stock of each Subsidiary owned by CCBG or another Subsidiary, and

                                    (viii) neither CCBG nor any Subsidiary
         holding the stock of another Subsidiary is a party to or bound by any agreement affecting or relating to its right to transfer the outstanding shares of any Subsidiary.

                           (f)      Articles, Bylaws and Minutes. Copies of the
organizational documents and bylaws of CCBG and each Subsidiary previously made available to Buyers are the complete, true and correct organizational documents and bylaws of CCBG and each Subsidiary in effect as of the date hereof. The minutes of directors' and shareholders' meetings and the stock books of CCBG and, with respect to each Subsidiary, from the date of its becoming a Subsidiary of CCBG, that have previously been delivered or otherwise made available to

Buyers are the accurate records of directors' and shareholders' meetings, actions taken by written consent, and stock issuances through the date hereof and reflect all transactions required by Applicable Law to be contained in such records. To CCBG's knowledge, nothing has been removed from them in order to avoid disclosing information to Buyers.

                           (g)      Officers and Directors. All current
officers and directors of CCBG and each Subsidiary are listed in Disclosure
Schedule 3.01.

                  3.02     Bottling Authorizations.

                           (a)      List. Disclosure Schedule 3.02 sets forth
a complete and accurate list of all persons or entities that have granted CCBG or a Subsidiary franchise agreements, either oral or written ("Bottling Authorizations") under which CCBG or a Subsidiary conducts its soft drink business (excluding post-mix), including a list of all brands covered by such agreements.

                           (b)      Territories of Other Bottler. All Bottling
Authorizations giving CCBG or a Subsidiary the temporary right to sell soft drinks and other non-alcoholic beverage products within the territory of another bottler are specifically identified on Disclosure Schedule 3.02.

                           (c)      Transshipment. To CCBG's knowledge, no
event has occurred which would give rise to any liability of CCBG or any Subsidiary for transshipment across Bottling Authorizations territorial lines, and neither CCBG nor any Subsidiary has sufficient grounds for any such claim against any other bottler. Disclosure Schedule 3.02 lists all transshipment claims against or by CCBG or any Subsidiary which have been asserted since December 31, 1997.

                  3.03 Indebtedness. Disclosure Schedule 3.03 lists all (1) financing facilities and other arrangements for Indebtedness For Borrowed Money,
(2) indebtedness of CCBG and each Subsidiary by way of lease-purchase arrangements and capital leases as determined in accordance with GAAP, each such capital lease being specifically identified in Disclosure Schedule 3.03 ("Capital Leases"), (3) guarantees and other undertakings of CCBG and each Subsidiary on which others rely in extending credit other than endorsements of negotiable instruments in the ordinary course of business, and (4) all security interests with respect to personal property owned by CCBG and any Subsidiary. Except as set forth in Disclosure Schedule 3.03, no loan payable by CCBG or any Subsidiary provides for any prepayment penalty or premium. As used in this Agreement, "Indebtedness For Borrowed Money" means all obligations of CCBG and each Subsidiary evidenced by bonds, debentures, notes or similar instruments or for the deferred purchase price of property.

                  3.04     Financial Matters.

                           (a)      Financial Statements. CCBG has previously
delivered to Buyers true and correct copies of (1) the consolidated balance sheets of CCBG and Subsidiaries as of December 31, 1997, 1996 and 1995 and the consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows for the fiscal years then ended, including the notes thereto (collectively the "Financial Statements"; and the most recent of which are referred to as the "1997 Financial Statements"), and (2) the interim consolidated balance sheet of CCBG and Subsidiaries as of March 31, 1998 and the consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows for the three months then ended (the "Interim Financial Statements"). Except as set forth in this Agreement, in Disclosure Schedule 3.04 or in such Financial Statements and Interim Financial Statements: (1) the Financial Statements and Interim Financial Statements present fairly, in all material respects, the financial position of CCBG and its Subsidiaries as of their respective dates and the related results of operations and cash flows for the respective periods, and
(2) the Financial Statements have been prepared in accordance with GAAP applied consistently. All representations as to the Interim Financial Statements are subject to the basis of presentation described in Note (1) to the Interim Financial Statements and to the fact that valuations, procedures and accounting estimates used in the Interim Financial Statements while consistent with past practices of CCBG do not necessarily conform to those used in the Financial Statements. Notwithstanding the foregoing, to the extent that a specific representation or warranty in this Article III is applicable to any act, omission, fact or circumstance covered by this Section 3.04(a), then the specific representation or warranty shall qualify this Section 3.04(a).

                           (b)      Other Liabilities. Except as (and to the
extent) specifically reflected in the Financial Statements or the Interim Financial Statements, or incurred in the ordinary course of business since March 31, 1998 or as disclosed in Disclosure Schedule 3.04, neither CCBG nor any Subsidiary has any material liability (whether known or unknown and whether accrued, absolute, contingent or otherwise). Notwithstanding the foregoing, to the extent that a specific representation or warranty in this Article III is applicable to any act, omission, fact or circumstance covered by this Section 3.04(b), then the specific representation or warranty shall qualify this Section 3.04(b).

                           (c)      Accounts Receivable. Except as set forth in
Schedule 3.04, the accounts receivable ("Accounts Receivable") reflected in the Financial Statements or the Interim Financial Statements, or existing on the date hereof or the Closing Date: are or will be valid and existing; and represent or will represent monies due for goods sold and delivered and services rendered in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable (1) are, or will be as of the Closing Date, current and collectible net of the respective reserves shown on the 1997 Financial Statements, the Interim Financial Statements or the accounting records of CCBG as of the Closing Date (which reserves are adequate and calculated consistently with past practice and, in the case of the reserve as of the Closing Date, will not be materially greater than the reserve in the 1997 Financial Statements), and (2) will not as of the Closing Date have materially and adversely changed in terms of aging since December 31, 1997 or March 31, 1998. Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the date on which it first becomes due and payable. There is no valid claim or right of set-off, other than returns in the ordinary course of business, in excess of $5,000 individually or $25,000 in the aggregate, asserted by any obligor under an Account Receivable relating to the amount or validity of any of such Accounts Receivable. Neither CCBG nor any Subsidiary has any liability pertaining to any previous factoring of any of its accounts receivable. The foregoing representations and warranties in this subsection (c) are made solely in relation to whether the condition in Section 7.03(a) has been met, and are not intended to affect in any way the Closing Date Financial Statements.

                           (d)      Swaps. Disclosure Schedule 3.04 lists all
interest rate, commodity or foreign currency exchange, swap, collar, cap or similar outstanding agreements entered into by CCBG or a Subsidiary pursuant to which CCBG or a Subsidiary has hedged its interest rate, foreign currency or commodity exposure.

                  3.05 Absence of Certain Changes and Events. Except as set forth in Disclosure Schedule 3.05 or as contemplated by Sections 5.09 and 5.10 of this Agreement, since March 31, 1998, there has not been:

                           (a)      Adverse Change. Any material adverse change
in the working capital, assets, liabilities or financial condition of CCBG or any Subsidiary;

                           (b)      Damage. Any damage, destruction or loss,
whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of CCBG or any Subsidiary;

                           (c)      Distributions. Any declaration, setting
aside or payment of any dividend or other distribution of assets in respect of the capital stock of CCBG or any Subsidiary or any direct or indirect redemption, purchase or other acquisition of any such stock, or any sales or other transfers of assets for less than fair market value to any shareholder of CCBG or any Subsidiary;

                           (d)      Issuance. Any issuance or sale, or
agreement to issue or sell, by CCBG or any Subsidiary of any stock or other equity securities, or any options, warrants, subscriptions, calls or other rights or commitments with respect to the issuance of capital stock or obligations convertible into other equity securities of CCBG or any Subsidiary;

                           (e)      Guaranty. Any guaranty of any kind
whatsoever by CCBG or any Subsidiary for an amount in excess of $10,000 other than endorsements of negotiable instruments in the ordinary course of business;

                           (f)      Merger. Any merger, consolidation or share
exchange or agreement to merge, consolidate or exchange shares with any other corporation (or any transaction having a similar effect) involving CCBG or any Subsidiary, or any acquisition of, or agreement to acquire, any business or a significant portion of a business, of any other person or entity to which CCBG or any Subsidiary is or was a party, except that, effective April 1, 1998, Southwest Coca-Cola Bottling Company, Inc. was merged into The Coca-Cola Bottling Group (Southwest), Inc.;

                           (g)      Labor Dispute. Any material labor dispute
involving CCBG or any Subsidiary;

                           (h)      Capital Expenditure. Any capital expenditure
in excess of $25,000 per item, or any new commitment for additions to property, plant or equipment in excess of $25,000 per item, in each case except as may be provided in the budget for CCBG or the applicable Subsidiary and except in the case of an expenditure or commitment necessitated by a loss which is covered by insurance (subject to deductibles);

                           (i)      Franchises. Except in the ordinary course of
business, any sale or granting to any party or parties of any license, franchise, option or other right of any nature whatsoever to sell, distribute, or otherwise deal in or with products, merchandise or services of CCBG or any Subsidiary;

                           (j)      Raises. Except for increases and bonuses
based on term of service or regular promotion of employees, any granting of a salary increase to, or authorization or payment of bonuses or material increases in other benefits payable or to become payable under any bonus, insurance or other benefit plans to, employees, officers, directors or retirees of CCBG or any Subsidiary;

                           (k)      Accounting Changes. Any change in any method
of accounting or accounting practice or principle used by CCBG or any Subsidiary;

                           (l)      Liens. Any asset of CCBG or any Subsidiary
permitted by CCBG or such Subsidiary to be subject to any mortgage, lien, security interest, restriction or charge of any kind other than Permitted Liens;

                           (m)      Waivers. Any waiver by CCBG or any
Subsidiary of any material claim or right except write-downs and write-offs of receivables and inventory in the ordinary course of business;

                           (n)      Dispositions. Any sale, transfer or other
disposition by CCBG or any Subsidiary of any of its assets, except in the ordinary course of business and except for such involving real property required to be disclosed in Section 3.07;

                           (o)      Transactions with Employees. Any amount
paid, loaned or advanced by CCBG or any Subsidiary or asset transferred or leased to any employee by CCBG or any Subsidiary, except for normal compensation involving salary, wages and benefits and advances for work-related expenses;

                           (p)      Write-downs. Any write-down in value of any
inventory of CCBG or any Subsidiary other than in the ordinary course of business, or any write-off as uncollectible of any notes or accounts receivable other than in the ordinary course of business; or

                           (q)      Material Transactions. Any material
commitment or transaction entered into by CCBG or any Subsidiary other than in the ordinary course of business.

                  3.06     Tax Matters.

                           (a)      Definitions. For purposes of this Agreement:

                                    (i)  "Taxes" means all taxes, assessments,
         charges, duties, fees, levies or other governmental charges, including federal, state, city, county, parish, foreign or other income, franchise, capital stock, real property, personal property, tangible, withholding, FICA (or similar), unemployment compensation, disability, welfare, stamp, occupation, environmental (including taxes under ss.59A of the Internal Revenue Code of 1986, as amended (the "IRC"), transfer, sales, soft drink, use, excise, gross receipts, alternative or add-on-minimum, estimated and all other taxes of any kind for which CCBG or any Subsidiary may have any liability to any Governmental Authority (including interest, penalties or additions associated therewith), whether disputed or not, and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group; and

                                    (ii) "Returns" means all returns,
         declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing.

                           (b)      Tax Representations and Warranties. Except
as disclosed in Disclosure Schedule 3.06:

                                    (i)  all Returns of CCBG or a Subsidiary,
         including estimated returns and reports of every kind with respect to Taxes, which are due to have been filed in accordance with Applicable Law, have been duly filed, and all such Returns are correct and complete in all respects; no such Return contains any position which is or would be subject to penalties under IRC section 6662 (or any corresponding provision of state, local or foreign Tax law);

                                      (ii)   there are currently no extensions
         of time in effect with respect to the dates on which any Returns of CCBG or a Subsidiary were or are due to be filed;

                                      (iii)  all deficiencies asserted as a
         result of any examination of any Return have been paid in full, accrued on the books of CCBG or a Subsidiary, as a current tax liability, or finally settled;

                                      (iv)   since December 31, 1992 no claims
         have been asserted and, to the knowledge of CCBG, no proposals or deficiencies for any Taxes are being asserted, proposed or threatened, and no audit or investigation of any Return is currently being conducted, is pending or, to CCBG's knowledge, threatened, against CCBG or a Subsidiary;

                                      (v)    since December 31, 1992, there have
         been no adjustments proposed by taxing authorities in connection with any Return of CCBG or a Subsidiary;

                                      (vi)   there are no outstanding waivers or
         agreements by CCBG or any Subsidiary for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any waivers of the statute of limitations in respect of Taxes for which CCBG or any Subsidiary may have any liability or any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by CCBG or any Subsidiary or any other matter pending between CCBG or any Subsidiary and any taxing authority;

                                      (vii)  there are no liens for Taxes upon
         any property or assets of CCBG or any Subsidiary except liens for current Taxes not yet due, nor are there any liens which are pending, or to CCBG's knowledge, threatened;

                                      (viii) there are no outstanding rulings
         issued since December 31, 1992 of, or outstanding requests for rulings with, any Taxing authority addressed to CCBG or a Subsidiary that are binding on CCBG or a Subsidiary;

                                      (ix)   no assets of CCBG or any Subsidiary
         or of any "related person," as that term is defined in IRC section 144(a)(3) (or section 103(b)(6)(C) of the Internal Revenue Code of 1954, as amended (the "1954 IRC")), whether owned or leased pursuant to a Capital Lease, have been financed by private activity bonds within the meaning of IRC section 141 (or industrial development bonds within the meaning of 1954 IRC section 103(b)), and none of CCBG, any Subsidiary or any related person is a

         "principal user," as that term is used in the context of IRC section 144(a) (or 1954 IRC section 103(b)), of any building which has been so financed;

                                     (x)    neither CCBG nor any Subsidiary has
         made any payment which constitutes an "excess parachute payment" within the meaning of IRC section 280G or any similar provision of state or local law;

                                     (xi)   neither CCBG nor any Subsidiary is a
         party to or bound by (or prior to Closing, except as contemplated by this Agreement, will become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement or arrangement;

                                     (xii)  except for the group of which CCBG
         is presently a member, CCBG has not, within the last five years, been a member of an affiliated group of corporations, within the meaning of IRC section 1504, other than as a common parent corporation, and no Subsidiary has, within the last five years, been a member of an affiliated group of corporations, within the meaning of IRC section 1504, except where CCBG was the common parent corporation of such affiliated group;

                                     (xiii) neither CCBG nor any Subsidiary is a
         party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes which is not evident in copies of the Returns and the supporting work papers of CCBG and its Subsidiaries made available to Enterprises;

                                     (xiv)  each asset with respect to which
         CCBG or a Subsidiary claims depreciation, amortization or similar expense for Tax purposes is owned for Tax purposes by CCBG or such Subsidiary;

                                     (xv)   neither CCBG nor any Subsidiary has
         executed any closing agreement pursuant to IRC section 7121 or any predecessor provision thereof, or any similar provision of state or local law;

                                     (xvi)  no claim has been made since
         December 31, 1992 by any authority in a jurisdiction where CCBG or a Subsidiary does not file Returns that such corporation is or may be subject to taxation by that jurisdiction;

                                     (xvii) neither CCBG nor any Subsidiary has,
         since December 31, 1992, agreed to any adjustments pursuant to IRC section 481(a) or any similar provision of state or local law by reason of a change in accounting method, and no application requesting permission for any change in accounting method by CCBG or any Subsidiary is pending with any taxing authority;

                                    (xviii) neither CCBG nor any Subsidiary has
         been a United States real property holding corporation (as defined in IRC section 897(c)(2)) during the applicable period specified in IRC section 897(c)(1)(A)(ii);

                                    (xix)   copies of all federal and state
         income tax returns and franchise tax returns of CCBG or any Subsidiary (where such Subsidiary is required to file a separate return) for the last three years have been delivered to Enterprises. Additionally, any audit report issued by any federal, state, or local taxing authority for taxable years ended in 1990 and subsequent has been delivered or otherwise made available to Enterprises;

                                    (xx)     all material elections with respect
         to Taxes which are not evident in copies of the Returns and the supporting work papers of CCBG and its Subsidiaries made available to Enterprises as of the date hereof are set forth in the Disclosure Schedule; after the date hereof, no election with respect to Taxes will be made without the written consent of Enterprises; and

                                    (xxi)    except as set forth in Disclosure
         Schedule 3.06 since December 31, 1992: (1) neither CCBG nor any Subsidiary has filed a consent pursuant to IRC section 341(f) and (2) neither CCBG nor any Subsidiary has filed, or may be deemed to have filed, any election under IRC section 338.

                           (c)      Disclaimer as to NOLs. Notwithstanding the
foregoing subsections, no representation or warranty is made as to the amount and/or utilization of net operating losses, tax credits (including minimum tax credits) or other tax attributes of CCBG or any of its Subsidiaries.

                           (d)      Survival. The representations and warranties
in subsections (viii), (ix), (x), (xi), (xiii), (xiv) and (xvii) of Section 3.06(a) shall survive the Closing as provided in Article VI (the "Surviving Tax Representations").

                  3.07 Real Property. Disclosure Schedule 3.07 contains a complete list (and copies of the legal descriptions have been made available to the Buyers) of all real property: (1) which is owned by CCBG or any Subsidiary,
(2) which is leased by CCBG or any Subsidiary as lessee or lessor, or (3) as to which CCBG or a Subsidiary has either an option to purchase, sell or lease, or is obligated to purchase, sell or lease. With respect to such real property:

                           (a)      Ownership.  All real property which was
reflected in the 1997 Financial Statements is listed in Disclosure Schedule 3.07, and except as set forth in the Disclosure Schedule, no ownership interest in any real property has been acquired or disposed of by CCBG or a Subsidiary since December 31, 1997.

                           (b)      Status of Title.  Except as set forth in
Disclosure Schedule 3.07(b), all real property owned by CCBG or any Subsidiary is owned in fee simple, free and clear of any liens, encumbrances or restrictions whatsoever, except for:

                                    (i)   rights of lessors or lessees under the
         terms of leases which have been disclosed to Buyers;

                                    (ii)  liens for Taxes not yet due and
         payable;

                                    (iii) rights-of-way, building use
         restrictions, exceptions, variances, reservations or limitations of any nature whatsoever of public record;

                                    (iv)  liens reflected in the Financial
         Statements;

                                    (v)   liens imposed by Applicable Law and
         incurred in the ordinary course of business for obligations not yet due and payable to laborers, materialmen and the like;

                                    (vi)  zoning or other restrictions,
         variances, covenants, rights-of-way, encumbrances, easements and other minor irregularities of title, none of which, individually or in the aggregate, interferes in any material respect with the current use or occupancy of any of the real property by CCBG or a Subsidiary, has a material adverse effect on the value thereof, or would impair in any material respect the ability of CCBG or a Subsidiary to sell such property for its current use; and

                                    (vii) with respect to items of personal
         property, unperfected purchase money security interests existing in the ordinary course of business without the execution of a security agreement

(each of the foregoing being a "Permitted Lien").

                           (c)      Restrictions Arising from Governmental
Authorities. Except as set forth in Disclosure Schedule 3.07, no real property owned or leased and used by CCBG or a Subsidiary is subject to any decree or order (or, to CCBG's knowledge, any threatened or proposed order) to be sold or taken by any Governmental Authority.

                           (d)      Condition. Except as set forth in
Disclosure Schedule 3.07, all plants and structures owned or leased and used by CCBG or a Subsidiary, including, without limitation, parking areas, loading docks and roofs, are, to CCBG's knowledge, in operating condition with no defects that materially interfere with the current use of such property.

                  3.08 Personal Property. Disclosure Schedule 3.08 contains a complete list of (1) all equipment leased by CCBG or a Subsidiary to others for which lease payments exceed

$100,000 per year (but excluding Capital Leases disclosed pursuant to Section 3.03) or which CCBG or a Subsidiary has an option either to purchase, sell or lease, or is obligated to purchase, sell or lease for a cost individually in excess of $100,000. CCBG has made its fixed asset lists available to Enterprises. With respect to such personal property and except as set forth in Disclosure Schedule 3.08:

                           (a)      Title. CCBG or a Subsidiary has good and
valid title to all of its tangible personal property reflected in the 1997 Financial Statements or acquired since December 31, 1997 (except, in both cases, as disposed of in the ordinary course of business), free and clear of any liens, encumbrances, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, except for Permitted Liens.

                           (b)      Condition. All tangible personal property of
the type normally subject to depreciation owned or leased and used by CCBG or a Subsidiary (other than inventory) is, to CCBG's knowledge, in operating condition with no defects that materially interfere with the current use of such property.

                           (c)      Inventory. All inventory owned by CCBG or a
Subsidiary is merchantable and of a quality usable and salable in the ordinary course of business, and the quantity of each type of inventory (whether raw materials, work-in-process or finished product), is not excessive, but reasonable, adequate and appropriate. No product included in inventory, whether owned by CCBG or a Subsidiary or out in the trade, is materially out-of-date by applicable franchisor standards. No previously sold inventory is subject to returns materially in excess of that experienced by CCBG or a Subsidiary during the 1997 fiscal year. All of the inventories of CCBG and any Subsidiary included in the Financial Statements and Interim Financial Statements are valued for the purposes thereof at the lower of cost or market. The foregoing representations and warranties in this subsection (c) are made solely in relation to whether the condition in Section 7.03(a) has been met and are not intended to affect in any way the Closing Date Financial Statements. No food ingredient, finished article of food, food packaging or food labeling included in the inventories of CCBG or a Subsidiary is adulterated or misbranded within the meaning of the federal Food, Drug and Cosmetic Act. To CCBG's knowledge, there is no pending investigation or regulatory action by the federal Food and Drug Administration affecting any inventories of CCBG or a Subsidiary.

                  3.09 Employee Benefit Plans. Except as set forth in Disclosure Schedule 3.09:

                           (a)      Definition. This Section 3.09 relates to
each employment, collective bargaining or consulting contract or deferred compensation, profit-sharing, pension, bonus, stock option, stock purchase or other fringe benefit or compensation contract, commitment, arrangement or plan (whether written or oral), including each welfare plan (as defined in section 3(1) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")), which CCBG or any Subsidiary has established or maintained or in which CCBG or any Subsidiary participates or, since December 31, 1992, has participated, or under which CCBG or any Subsidiary, since December 31, 1992, has had an obligation to make contributions or to pay benefits for the benefit of persons who are, were or will become in accordance with the terms of the plan active employees, former employees, retirees, directors or independent contractors (or their dependents, spouses or beneficiaries) of CCBG or a Subsidiary or their respective predecessors in interest or any employer which would constitute an ERISA Affiliate (collectively, the "Employee Benefit Plans"). For purposes of this Agreement, the term "ERISA Affiliate" includes all employers (whether or not incorporated) which by reason of common control are treated together with CCBG or a Subsidiary as a single employer within the meaning of IRC section 414.

                           (b)      List. Disclosure Schedule 3.09 lists each
Employee Benefit Plan which is currently in effect or as to which CCBG or any Subsidiary has any ongoing material liability or material obligation.

                           (c)      Compliance. CCBG and each Subsidiary have
complied in all material respects since December 31, 1992 with their respective obligations with respect to all Employee Benefit Plans. Each Employee Benefit Plan has been maintained since December 31, 1992 in all material respects with all Applicable Laws.

                           (d)      Funding, Etc. All contributions, premium
payments and other expenses required under each Employee Benefit Plan or with respect thereto due on or before the Closing Date will be paid or accrued by CCBG or a Subsidiary. No Employee Benefit Plan is funded by insurance subject to retroactive premium adjustments.

                           (e)      Liabilities; Claims; Audits. Neither CCBG
nor a Subsidiary has incurred and no facts exist that could reasonably result in any liability, Tax or penalty of any nature whatsoever, whether known or unknown, to any person or entity for failure to comply with Applicable Law or the plan documents, nor any duty or obligation to indemnify or hold any other person or entity harmless for any liability with respect to any Employee Benefit Plan. Neither CCBG nor a Subsidiary has received any notice of any, and to CCBG's knowledge there is no, proposed or actual audit investigation by any Governmental Authority with respect to any Employee Benefit Plan.

                           (f)      Multi-employer Plan. Neither CCBG nor a
Subsidiary nor any of their respective predecessors in interest nor any ERISA Affiliate has ever contributed to any multi-employer plan, as defined in section 3(37) of ERISA, to which CCBG or a Subsidiary has any continuing obligation whatsoever, and neither CCBG nor any Subsidiary nor any of their respective predecessors in interest nor any ERISA Affiliate has incurred or reasonably expects to incur any "withdrawal liability" (as defined under section 4201 et seq. of ERISA).

                           (g)      Termination Rights. CCBG and each Subsidiary
have the right under the terms of each Employee Benefit Plan and under Applicable Law to terminate such plan at any time exclusively by action of CCBG or such Subsidiary and complying with Applicable Law.

                           (h)      Payments in Stock. No Employee Benefit Plan
requires that any payments be made in the form of stock or other securities in CCBG or any Subsidiary.

Neither this provision nor any other provision of this Agreement requires written disclosure of payroll practices (such as overtime, jury duty and the like) or such fringe benefits as service and participation awards, free beverages at the work site, expense accounts, newspaper, magazine, newsletter and journal subscriptions, or uniforms.

                  3.10     Labor Relations.

                           (a)      Status. Except as disclosed in Disclosure
Schedule 3.10, since December 31, 1992:

                                    (i)   Neither CCBG nor any of its
         Subsidiaries is subject to a collective bargaining agreement, and CCBG and each Subsidiary are in compliance in all material respects with all Applicable Laws respecting employment and employment practices (including Executive Order 11246) and the Fair Labor Standards Act, and neither CCBG nor any Subsidiary has engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act or has fully remedied any official finding of any such practice;

                                    (ii)  No breach of contract and/or denial
         of fair representation claim has been filed or is pending against CCBG, any Subsidiary and/or, to CCBG's knowledge, any labor organization representing its respective employees; no claim for unpaid wages or overtime or for child labor or for record keeping violations has been filed or is or was pending under the Fair Labor Standards Act, Davis-Bacon Act, Walsh- Healey Act or Service Contract Act or any other Applicable Law; no citation has been issued by the Occupational Safety and Health Administration ("OSHA") against CCBG or any Subsidiary; no notice of contest or OSHA administrative enforcement proceeding involving CCBG or any Subsidiary has been filed or is pending; no workers' compensation retaliation claim has been filed or is pending against CCBG or any Subsidiary; and no citation of CCBG or any Subsidiary has occurred and no enforcement proceeding has been initiated or is pending under federal immigration law.

                                    (iii) There is no unfair labor practice,
         charge or complaint or any other matter against or involving CCBG or any Subsidiary or any other labor organization representing the employees of CCBG or any Subsidiary pending or threatened of which CCBG or any Subsidiary has received written notice before the National Labor Relations Board ("NLRB") or any court of law, and, to CCBG's knowledge, the employees of CCBG or any Subsidiary have not been and are not represented by a labor organization which was either NLRB certified or voluntarily recognized;

                                    (iv)   There is no organized labor strike,
         organized slowdown or organized stoppage actually pending or, to CCBG's knowledge, threatened against CCBG or any Subsidiary, and, to CCBG's knowledge, there is no organized handbilling, organized picketing or organized work stoppage (sympathetic or otherwise) involving the employees of CCBG or any Subsidiary which has occurred or is in progress;

                                    (v)    No certification question or
         organizational drive has been filed with the NLRB of which CCBG has received written notice respecting the employees of CCBG or any Subsidiary;

                                    (vi)   No arbitration proceeding arising out
         of or under any collective bargaining agreement is or has been pending or, to CCBG's knowledge, threatened against CCBG or any Subsidiary; and, to CCBG's knowledge, no basis for any such claim for arbitration exists;

                                    (vii)  No agreement, arbitration or court
         decision or governmental order which is binding on CCBG or any Subsidiary in any way expressly limits or restricts CCBG or any Subsidiary from relocating or closing any of its respective operations, excluding Worker Adjustment and Retraining Notification Act ("WARN Act") and other generally applicable plant closing laws to the extent the WARN Act and such laws pertain to the acts or omissions of the Buyers after the Closing; and

                                    (viii) There are no charges, official
         investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, race, religion, national origin, sexual preference, disability, veteran status or claims under family or medical leave statutes) pending or, to CCBG's knowledge, threatened against CCBG or any Subsidiary before the Equal Employment Opportunity Commission or any federal, state or local agency or court; and there have been no audits of the equal employment opportunity practices of CCBG or any Subsidiary by any governmental entity.

                           (b)      Plant Closing Issues. Neither CCBG nor any
Subsidiary has, within the last 90 days, terminated the employment of or laid off any employees which would constitute a "plant closing" or "mass layoff" (within the meaning of the WARN Act).

                           (c)      Family and Medical Leave Act of 1993.
Disclosure Schedule 3.10 lists all employees of CCBG and its Subsidiaries who are on leave pursuant to the Family and Medical Leave Act of 1993, each such employee's position, and the date such leave is scheduled to expire.

                  3.11 Employees. Disclosure Schedule 3.11 contains the complete list of annual salary, bonus and commission arrangements (if applicable) and date of last raise of all employees of CCBG and each Subsidiary who earn $50,000 or more each year from salary, bonus and commission arrangements with CCBG and its Subsidiaries.



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



                  3.12 Bank Accounts. Disclosure Schedule 3.12 lists each bank or financial institution in which CCBG or any Subsidiary has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

                  3.13     Environmental Matters.

                           (a)      Status.  Except as disclosed in Disclosure
Schedule 3.13, since December 31, 1992:

                                    (i)   CCBG and each Subsidiary (1) have
         obtained all material permits, licenses and other authorizations and filed all material notices which are required to be obtained or filed by them for the operation of their respective businesses under applicable Environmental Laws; (2) have been and are in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations; and (3) have been and are in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws;

                                    (ii)  There are no ongoing, or, to CCBG's
         knowledge, threatened, governmental investigations of CCBG or any Subsidiary pursuant to the Environmental Laws;

                                    (iii) Neither CCBG nor any Subsidiary is
         liable for or has assumed responsibility for the monitoring, investigation or cleanup of any environmental contamination;

                                    (iv)  Neither CCBG nor any Subsidiary has
         been identified as a potentially responsible party at, or received a request for information pursuant to any Environmental Laws related to, any contaminated or previously contaminated site;

                                    (v)   Neither CCBG nor any Subsidiary has
         been requested to indemnify another party or contribute towards the monitoring, investigation or cleanup costs of any contaminated or previously contaminated site;

                                    (vi)  There are no underground storage
         tanks, above-ground storage tanks, or material surface impoundments, landfills, polychlorinated biphenyls and/or friable asbestos not currently encapsulated on, under or within the real property owned or leased by CCBG or any Subsidiary; and

                                    (vii) There are no past or current events,
         conditions, circumstances, activities, practices, incidents, actions or plans which have materially interfered with or prevent current compliance by CCBG or any Subsidiary with Environmental Laws in all material respects.

                           (b)      Definition. As used in this Agreement,
"Environmental Laws" means any current Applicable Law, as well as any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, relating to (1) the emission of pollutants or hazardous substances into the air, (2) the discharge of pollutants into the waters, (3) the disposal of hazardous waste, (4) the release and/or threatened release of hazardous substances into the environment, or (5) the manufacture, processing, distribution, presence (including, without limitation, any right-to-know laws in the context of the foregoing), use, handling, treatment, storage, transportation or disposal of any chemical, substance, material or waste that has been listed as toxic or hazardous by the Environmental Protection Agency or by any equivalent state or local agency or bureau, (6) the protection of the environment, and/or (7) the protection of public health and safety in the context of the foregoing matters.

                           (c)      Survival. The representations and warranties
in Section 3.13(a) shall survive the Closing but only with respect to activities or operations conducted upon, or conditions existing at, sites other than properties operated and/or owned by CCBG and its Subsidiaries (the "Off-Site Environmental Matters").

                  3.14     Insurance Policies.

                           (a)      List.  Disclosure Schedule 3.14 lists all
insurance policies in force (except as listed in Disclosure Schedule 3.09) that either (1) names CCBG or any Subsidiary as an insured or beneficiary or as a loss payable payee or (2) for which CCBG or any Subsidiary has paid or is obligated to pay all or part of the premiums.

                           (b)      Status. Except as set forth in Disclosure
Schedule 3.14, since December 31, 1992:

                                    (i)   neither CCBG nor any Subsidiary has
         received notice (excluding notice of a premium increase or contract expiration date) of any pending or threatened termination or retroactive premium increase with respect thereto;

                                    (ii)  CCBG and each Subsidiary is in
         compliance in all material respects with all conditions contained therein, the non-compliance with which could result in termination of insurance coverage or increased premiums for prior or future periods; and

                                    (iii) there exists no material claim under
         current insurance that has not been properly filed by CCBG or any Subsidiary.

                  3.15     Specified Contracts and Commitments.

                           (a)      Specified Contracts. Disclosure Schedule
3.15 lists each written or oral contract to which either CCBG or any of its Subsidiaries is a party or is bound or to which they or any of their assets are subject (and each and every amendment, modification or supplement to any of them) that is described by any of the following:

                                    (i)    individually exceeds $100,000
         (treating each purchase order as a separate agreement and excluding agreements not required to be listed pursuant to clause (iii) below);

                                    (ii)   for any matter not in the ordinary
         course of business;

                                    (iii)  any marketing agreement or
         understanding including any chain marketing agreement, calendar marketing agreement, or promotional discount letter, special arrangements, whether providing for discounts, incentive awards or otherwise, which is not materially consistent with practices since December 31, 1997;

                                    (iv)   restricting the right of either CCBG
         or any Subsidiary to compete, whether by restricting territories, customers or otherwise, in any line of business or territory;

                                    (v)    requiring either CCBG or any
         Subsidiary to purchase its requirements for any goods or services from any one or more parties;

                                    (vi)   providing for payments based on
         results;

                                    (vii)  with any officer, director or
         shareholder of CCBG or a Subsidiary, with any spouse, child, sibling or parent of any such person, or with any company or other organization in which any of the foregoing has, to CCBG's knowledge, a material direct or indirect financial interest, excluding investments in public companies and employment contracts disclosed in any Disclosure Schedule;

                                    (viii) relating to participation in a
         cooperative, partnership or joint venture;

                                    (ix)   imposing confidentiality requirements
         on CCBG or its Subsidiaries, excluding those in computer software agreements generally available to the public and those prohibiting disclosure of agreement terms;

                                    (x)    consignments or "sale or return"
         arrangements;

                                    (xi)   for political contributions or for
         charitable contributions involving a commitment to make contributions for more than one year or involving more than $2,500 per recipient;

                                    (xii)  granting a power of attorney (other
         than those to represent CCBG and/or its Subsidiaries before the IRS);

                                    (xiii) outstanding loans, loan commitments,
         factoring or credit line agreements (excluding credit extended in the ordinary course of business to purchasers of inventory) to any person ("Third-Party Loans") or any subordination agreement executed by CCBG or a Subsidiary relating to any of the Third-Party Loans;

                                    (xiv)  relating to the distribution of
         products;

                                    (xv)   relating to capital expenditures in
         excess of $25,000 per contract;

                                    (xvi)  guarantees, other than guarantees
         listed in Disclosure Schedule 3.03 and other than endorsements in the ordinary course of business; or

                                    (xvii) all contracts with canning
         cooperatives (excluding ordinary course purchase orders) not otherwise disclosed.

                           (b)      Exceptions to Specified Contracts.  All
contracts disclosed or to be disclosed on Disclosure Schedule 3.15 are referred to as "Specified Contracts." Disclosure Schedule 3.15 describes all oral Specified Contracts required to be disclosed in Disclosure Schedule 3.15. Notwithstanding the foregoing, Disclosure Schedule 3.15 does not need to list (and the phrase "Specified Contracts" does not include) Bottling Authorizations, leases (including Capital Leases), Indebtedness for Borrowed Money, insurance policies disclosed (or not required to be disclosed) pursuant to this Agreement or employee-related matters disclosed (or not required to be disclosed) pursuant to this Agreement, and contracts, agreements or other arrangements involving or relating to: (1) sales of soft drink products pursuant to ordinary purchase orders; (2) arrangements with respect to on-location cold drink equipment; or
(3) purchases of raw materials and packaging materials in the ordinary course of business for the production of soft drinks necessary for the continued operation of the business of CCBG or any of its Subsidiaries (including providing a reasonable inventory of finished products, raw materials and packaging materials).

                  3.16     Intellectual Property.

                           (a)      Status. Except as set forth in Disclosure
Schedule 3.16:

                                    (i)   CCBG and its Subsidiaries own or have
         the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of CCBG and its Subsidiaries as presently conducted.

                                    (ii)  None of CCBG and its Subsidiaries has
         interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of third parties, and none of CCBG and its Subsidiaries has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of CCBG and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party).

                                    (iii) To CCBG's knowledge, no third party
         has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of CCBG and its Subsidiaries.

                           (b)      Definition. "Intellectual Property" means
(1) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (2) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (3) all works containing or displaying a statutory copyright notice and all applications, registrations, and renewals in connection therewith, (4) all mask works and all applications, registrations, and renewals in connection therewith, (5) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (6) all computer software (including data and related documentation), (7) all other proprietary rights, and (8) all copies and tangible embodiments thereof (in whatever form or medium).

                  3.17     Certain Violations of Law.

                           (a)      Investigations. No grand jury or other state
or federal investigation is pending or, to CCBG's knowledge, threatened against CCBG or its Subsidiaries.

                           (b)      Generally. Except as disclosed in
Disclosure Schedule 3.17, since December 31, 1992, neither CCBG nor any Subsidiary is, nor has it been (by virtue of any action, omission to act, contract to which it is a party, or any occurrence or state of facts whatsoever), in violation of any Applicable Law, which violation would result in a liability of CCBG or a Subsidiary in excess of $50,000.

                           (c)      Certain Limitations. Nothing in the
foregoing requires any disclosure with respect to compliance with Applicable Law relating to Taxes or any other matter covered by Section 3.06, compliance with Applicable Law relating to employee matters or any other matter covered by
Section 3.10, compliance with Environmental Laws or any other matter covered by
Section 3.13, or compliance with Applicable Law relating to any other matter covered by a section of this Article III, it being acknowledged and agreed that all representations and warranties with respect to matters described in this subsection are specifically excluded from the representations and warranties in this Section 3.17.

                  3.18     Litigation.

                           (a)      List. Disclosure Schedule 3.18 lists all
litigation, claims, suits, actions, arbitrations, investigations or administrative or other proceedings pending or, to CCBG's knowledge, threatened against CCBG or any Subsidiary or involving any of their respective properties or businesses which involves (1) a stated claim that is not covered by insurance (excluding claims not likely to exceed any applicable deductible), (2) workers' compensation claims either more than $5,000 or expected to exceed $5,000, or (3) a claim as to which insurers have denied liability or are defending the matter under a reservation of rights.

                           (b)      Status. Except as stated in Disclosure
Schedule 3.18:

                                    (i)   none of the matters listed in
         Disclosure Schedule 3.18 (singly or in the aggregate) will result in a material adverse effect on the business or financial condition of CCBG or any Subsidiary,

                                    (ii)  there are no unsatisfied judgments no
         longer subject to appeal, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against CCBG or any Subsidiary, and

                                    (iii) no present or former officer or
         director of CCBG or any Subsidiary has any claim for indemnification from CCBG or any Subsidiary related to any act or omission by such present or former officer or director.

                  3.19 No Defaults. Except as otherwise disclosed in this Agreement or in the Disclosure Schedule to this Agreement:

                           (a)      Enforceability. All contracts and
agreements required to be referred to in any schedule delivered hereunder are enforceable in all material respects in accordance with their terms in a manner that obtains for, or imposes upon, the parties the primary benefits and obligations of such agreements. Neither CCBG nor any Subsidiary has received (1) notice that it is in default in connection with any such contract or agreement or (2) any notice of cancellation or termination in connection therewith; and

                           (b)      Bankruptcy, Etc. To CCBG's knowledge, (1)
there are no pending or threatened bankruptcy, insolvency, or similar proceedings with respect to any party to such agreements, and (2) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default, violation or failure to comply thereunder by either CCBG or any Subsidiary or any other party thereto.

                  3.20     Major Suppliers and Customers.

                           (a)      List. Excluding relationships under Bottling
Authorizations, Disclosure Schedule 3.20 lists each of the 10 largest (by dollar volume) suppliers of goods or services to, and each of the 10 largest (by dollar volume) customers of, CCBG and its Subsidiaries (determined on a consolidated basis) during the 12-month period ended December 31, 1997, together with, in each case, the amount paid or billed during such period.

                           (b)      Status. Except as set forth in Disclosure
Schedule 3.20:

                                    (i)  to CCBG's knowledge, no notice or other
         communication (written or oral) has been received since April 3, 1998 from any of the suppliers or customers listed in Disclosure Schedule
         3.20 terminating or reducing in any material respect, or expressly stating an intention to terminate or reduce in any material respect, or otherwise reflecting a material adverse change in, the business relationship between such customer or supplier, on the one hand, and CCBG or a Subsidiary on the other; and

                                    (ii) none of the officers or directors of
         CCBG or a Subsidiary or spouse, child, parent or sibling of any such officer or director, or any company or other organization in which any officer or director of CCBG or a Subsidiary or spouse, child, parent or sibling of any such officer or director has a direct or indirect financial interest, has any material financial interest in any supplier or customer of CCBG or a Subsidiary, excluding the ownership of less than five percent (5%) of the shares of a publicly-held corporation engaged in business with CCBG or any Subsidiary.

                  3.21 Required Governmental Licenses and Permits. CCBG and each Subsidiary have (and Disclosure Schedule 3.21 lists) all material licenses, permits or other authorizations of Governmental Authorities necessary to produce and sell their respective products and to conduct their respective businesses; provided, however, that the foregoing shall not require disclosure of state and local business or similar licenses required of businesses generally; and provided, further, that nothing in the foregoing requires any disclosure with respect to such licenses, permits or other authorizations required by Environmental Laws or any other matter covered by Section 3.13 above, or compliance with Applicable Law or any other matter covered by Section 3.17 above, it being acknowledged and agreed that all representations and warranties with respect to matters described in this proviso are specifically excluded from the representations and warranties in this Section 3.21.

                  3.22 Year 2000 Compliance. CCBG has delivered to Enterprises copies of all reports prepared by or for CCBG and/or any Subsidiary relating to Year 2000 compliance.

                  3.23 No Untrue Statements. To CCBG's knowledge, no representation or warranty by CCBG in this Agreement (including the Disclosure Schedules) contains any untrue statement of a material fact, or omits to state a material fact, necessary to make the representations and warranties of CCBG herein (giving full effect to any dollar, time or other limitation specified in, and only with respect to the subject matter contained in, such representations and warranties) not materially misleading. The foregoing does not impose any obligation to disclose the implications of disclosed facts.

                  3.24 Copies. True and correct copies of all documents listed in the Disclosure Schedules (other than Bottling Authorizations) have been delivered or made available by CCBG to the Buyers.

                  3.25 Other. No representation or warranty is made by CCBG except as expressly set forth in this Article III.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

                  Buyers, jointly and severally, hereby represent and warrant to CCBG and the CCBG Shareholders as follows, with full knowledge that such representations and warranties are a material consideration and inducement to the execution of this Agreement by CCBG and the CCBG Shareholders and the consummation of the transactions contemplated hereunder:

                  4.01     Organization and Authorization.

                           (a)      Due Organization. Each of Enterprises and
Sub is a corporation duly organized, validly existing and in good standing under the Corporation laws of their respective states of incorporation, being Delaware in the case of Enterprises and Nevada in the case of Sub, and has all requisite corporate power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

                           (b)      Power and Authority. Each of Enterprises and
Sub has the full corporate power and authority to execute, deliver and perform this Agreement and all other agreements, documents and certificates contemplated or required of it hereby (collectively, the "Buyers' Documents"), subject to the Required Statutory Approvals. The execution, delivery and performance by the Buyers of each of Buyers' Documents have been duly approved by the respective boards of directors of the Buyers and no other corporate action on the part of the Buyers is necessary to approve and authorize the execution, delivery and performance of this Agreement and the Buyers' Documents. Each of Buyers' Documents has been duly and validly executed and delivered by the Buyers party thereto and constitutes the valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms.

                           (c)      Non-contravention. The execution, delivery
and performance of each of Buyers' Documents by the Buyers and the consummation by the Buyers of the transactions contemplated hereby and thereby will not

                                    (i)   violate or conflict with any provision
         of the articles of incorporation or bylaws of either of the Buyers;

                                    (ii)  breach, violate or constitute an event
         of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture, mortgage, security agreement, lease, franchise or other material agreement, instrument or obligation to which either of the Buyers is a party, or by which either of the Buyers or any of their respective properties or assets is bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Buyers pursuant to the terms of any such instrument or obligation, which breach, violation, or event of default would result in a material adverse effect on either of the Buyers;

                                    (iii) violate or conflict with any
         Applicable Law applicable to Buyers, where such violations or conflicts, viewed individually or in the aggregate, may reasonably be expected to result in Losses to the CCBG Shareholders greater than $1.5 million; or

                                    (iv)  require, on the part of either of the
         Buyers, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any Governmental Authority, except for the Required Statutory Approvals.

                  4.02     Capital Stock.

                           (a)      Enterprises. The authorized capital stock of
Enterprises consists of 1,000,000,000 shares of Enterprises Common Stock of the par value of $1.00 per share, and 100,000,000 shares of preferred stock. As of April 3, 1998, 444,248,170 shares of Enterprises Common Stock were issued and outstanding, all of which issued and outstanding shares are validly issued, fully paid and non-assessable. As of April 3, 1998 there were no shares of preferred stock issued and outstanding.

                           (b)      Sub. The authorized capital stock of the Sub
consists of 1,000 shares of common stock of par value $1.00 each ("Sub Common Stock"). As of the date of this Agreement, 100 shares of Sub Common Stock were issued and outstanding. All of the issued and outstanding shares of Sub Common Stock are validly issued, fully paid and non-assessable.

                           (c)      Enterprises Stock to be Issued in Merger.
The Enterprises Common Stock to be issued to the CCBG Shareholders in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, and will not be subject to any lien, charge, claim, encumbrance, restriction or adverse right or interest whatsoever, except applicable restrictions under federal and state securities laws, and except that those shares that are to be deposited with the Shareholders' Representative pursuant to Article I or the Shareholders' Representative Agreement shall be subject to the terms of the Shareholders' Representative Agreement.

                  4.03 Reports and Financial Statements. Since November 21, 1986, Enterprises has filed with the Securities and Exchange Commission ("SEC") all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Trust Indenture Act of 1939, as amended, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate acts and the rules and regulations thereunder. Enterprises has previously delivered to CCBG copies of (1) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "Enterprises 10-K"), together with a copy of the annual reports to stockholders for each such year, and (2) its Proxy Statement for the annual meeting of stockholders held April 17, 1998 (collectively, the "Enterprises SEC Reports"). As of their respective dates, the Enterprises SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Each of the audited consolidated financial statements and unaudited interim consolidated financial statements, including any related notes and schedules, of Enterprises included in or incorporated by reference in such reports (the "Enterprises Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Enterprises and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

                  4.04 Absence of Certain Changes or Events. Except as set forth in the Enterprises 10-K or the other Enterprises SEC Reports, from December 31, 1997 through the date hereof: (a) there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Enterprises and its subsidiaries, taken as a whole, and (b) Enterprises has not made any declaration, setting aside or payment of any dividend or other distribution with respect to any of Enterprises' capital stock, except for regular quarterly cash dividends.

                  4.05 No Untrue Statements. To the knowledge of the Buyers, no representation or warranty by the Buyers in this Agreement or the schedules to this Agreement contains any untrue statement of a material fact, or omits to state a material fact, necessary to make the representations and warranties of the Buyers herein or therein (giving full effect to any dollar, time or other limitation specified in, and only with respect to the subject matter contained in, such representations and warranties) not materially misleading. The foregoing does not impose any obligation to disclose the implications of disclosed facts.

                  4.06 Other. No representation or warranty is made by Enterprises except as expressly set forth in this Article IV.

                                   ARTICLE V
                                OTHER AGREEMENTS

                  5.01     Continuing Operation of Business.

                           (a)      Conduct of Business. CCBG covenants and
agrees that CCBG and each Subsidiary will each do or refrain from, as the case may be, the following, on and after the date of this Agreement and until the Closing hereunder (except as contemplated by Section 5.09 below or upon the prior written consent of Enterprises):

                                    (i) Carry on its business in the ordinary
         and regular course and not engage in any material transaction or material activity or enter into any material agreement or make any material commitment except in the ordinary and regular course of business;

                                    (ii)   Carry on its business in all
         material respects in the same manner as currently conducted, and not institute or commit to institute any material new methods of manufacture, purchase, sale, lease, management or operations;

                                    (iii)  Not change or amend its articles of
         incorporation or bylaws (except as necessary to consummate the transactions contemplated by this Agreement) or appoint or elect any person or director or officer who is not serving as such on the date hereof;

                                    (iv)   Not declare, pay or set aside or pay
         any dividend (except for scheduled dividends paid in cash) or other distribution of assets in respect of its capital stock except for (1) distributions from the Subsidiaries to CCBG, (2) distributions to the CCBG Shareholders of certain assets of CCBG in accordance with Section 5.09, or (3) those permitted by this Agreement;

                                    (v)    Not issue, sell, grant options,
         warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance, sale, purchase or redemption of, any of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or otherwise make changes in its capital structure;

                                    (vi)   Not organize any subsidiary, acquire
         any capital stock or other equity securities of any other corporation, or acquire any equity or ownership interest in any business, and not merge with (except as contemplated by this Agreement), liquidate into or otherwise combine with any other business, person or entity;

                                    (vii)  Preserve its corporate existence, and
         use its reasonable commercial efforts to preserve in all material respects its business organization and its relationships with suppliers, customers and others having business relations with it;

                                    (viii) Not incur any material Indebtedness
         For Borrowed Money, or make drawings under any line of credit other than in the ordinary course of business, not guarantee any material obligation (other than endorsements of negotiable instruments in the ordinary course of business), and not permit or suffer any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for Permitted Liens or endorsements of negotiable instruments in the ordinary course of business;

                                    (ix)   Not grant or announce any increase
         in the compensation of or benefits to (including, without limitation, deferred compensation) its officers, directors, or employees, or retirees, whether now or hereafter payable, except customary increases and bonuses based on policies currently in effect and the regular promotion of employees and as otherwise provided in this Agreement;

                                    (x)     Not make any capital expenditure and
         not make any new commitment for additions to property, plant or equipment in excess of $25,000 per item, in each instance except as may be provided in the budget for CCBG or the applicable Subsidiary and except in the case of an expenditure or commitment necessitated by a loss which is covered by insurance (subject to deductibles);

                                    (xi)    Not enter into material marketing
         commitments with significant soft drink franchisors or customers, except for marketing agreements which are materially consistent with current practice;

                                    (xii)   Use reasonable commercial efforts to
         keep available the services of all employees (Buyers acknowledging that some employees have terminated their employment and others, including certain management, will probably terminate their employment) and not enter into any collective bargaining or other labor agreements or commit to hire or terminate any employee except for cause or otherwise in the ordinary course of business;

                                    (xiii)  Not dispose of any asset having a
         value in excess of $50,000, except in the ordinary course of business and except for the transfer of property described in Section 5.09 or which is currently for sale;

                                    (xiv)   Not issue substitute stock
         certificates to replace certificates which have been lost, misplaced, mutilated, destroyed, stolen or are otherwise irretrievable, unless an adequate bond or indemnity agreement has been duly executed and delivered to the issuer;

                                    (xv)    Not make any change in any method of
         accounting or accounting principle or practice used by it;

                                    (xvi)   Not defer beyond the Closing Date
         any capital expenditures which, in accordance with the current budget and the normal practice of CCBG or a Subsidiary, would have been made prior to the Closing Date, and not defer any expenditures to fund benefit plans which, in accordance with the normal practice of CCBG or a Subsidiary, would have been made prior to the Closing Date;

                                    (xvii)  Not enter into any commitment with
         third parties under which CCBG or a Subsidiary is obligated to purchase raw materials or inventory except in the ordinary course of business consistent with prior practice; and

                                    (xviii) Not enter into any material leases
         (whether as lessor or lessee) of real or personal property except in connection with the businesses being conveyed pursuant to Section 5.09.

                           (b)      Manner of Consent. Any consent of
Enterprises shall be in writing, and shall not be unreasonably withheld or delayed.

                  5.02 Expenses. Except as otherwise specifically provided in this Agreement, the Buyers, CCBG and the CCBG Shareholders shall each pay all costs and expenses incurred by such party or on such party's behalf in connection with this Agreement and the transactions contemplated hereby (including those of investment bankers or other investment advisors); provided, however, that CCBG may pay the CCBG Shareholders' expenses so long as such payment is properly accounted for in the CCBG Adjusted Consolidated Working Capital.

                  5.03 Bottling Authorizations. At the request of Enterprises, CCBG and each Subsidiary will authorize the issuers of soft drink franchises it holds to discuss such franchises and related agreements with Enterprises and its representatives (including without limitation the status of such franchises and related agreements) and will also authorize such franchisors to provide Enterprises with copies of such franchises and related agreements.

                  5.04     Access.

                           (a)      Pre-Closing. For the purpose of conducting,
at Enterprises' expense, a financial, business, environmental, and legal due diligence review of CCBG and the Subsidiaries and their respective operations, CCBG shall: (1) provide Enterprises with such information as Enterprises may from time to time reasonably request with respect to CCBG and the Subsidiaries;
(2) provide Enterprises and its authorized representatives access during regular business hours and upon reasonable prior notice to the facilities, books, records, officers and employees of CCBG and the Subsidiaries, as Enterprises may from time to time reasonably request; and (3) permit Enterprises to make such investigation thereof as Enterprises may reasonably request. All such information which Enterprises receives which is treated as confidential information by CCBG or a Subsidiary shall be held by the Buyers in confidence, shall not be disclosed to third parties (except as required by Applicable Law) and shall not be used by Buyers except for purposes of evaluating the Merger.

                           (b)      After the Closing. Enterprises will cause
CCBG upon reasonable prior notice to provide the Shareholders' Representative with reasonable access to CCBG's books and records relating to periods ending on or before the Closing Date and CCBG's personnel in connection with the exercise of the rights of the Shareholders' Representative and the CCBG Shareholders under this Agreement or any agreement executed and delivered in connection with this Agreement.

                  5.05 Other Offers. So long as this Agreement shall not have been terminated, CCBG shall not solicit or entertain any offer for, or sell or agree to sell, or participate in any business combination with respect to, any CCBG Shares or any shares of any Subsidiary, or any of the material assets of CCBG or any Subsidiary, except as contemplated by this Agreement and except sales of inventory in the usual and ordinary course of business.

                  5.06 Transfer Taxes. Each of the parties will use their reasonable, good faith efforts legally to minimize any sales, use and/or transfer Taxes associated with the transactions contemplated in this Agreement. All such Taxes will be the sole responsibility of the CCBG Shareholders.

                  5.07     Tax Attributes, Returns and Audits.

                           (a)      Tax Attributes.  The following information
with respect to CCBG and any Subsidiary has been, or prior to the Closing will be, made available to Enterprises, to the extent available in CCBG's Dallas offices (but no representation or warranty is made regarding the accuracy thereof): (1) the basis of assets, (2) the current and accumulated earnings and profits, (3) the amount of any net operating loss, net capital loss, unused investment credit or other credit, and excess charitable contributions, (4) the amount of any deferred gain or loss arising out of any intercompany transaction, and (5) all items of income or gain reported for financial accounting purposes in any pre-Closing period that is required to be included in taxable income for any post-Closing period (in accordance with Statement of Financial Accounting Standards 109).

                           (b)      Filing of Returns. The Shareholders'
Representative shall be responsible, at the CCBG Shareholders' expense, for preparing and filing, or causing CCBG's Accountants to prepare and file, all Returns for the taxable periods ending on or before the Closing Date. In preparing such Returns, the Shareholders' Representative (or such accounting firm, as the case may be) shall not, without Enterprises' prior consent, deviate from the manner in which any item of income or expense of CCBG or any Subsidiary was reported in the prior period, except as required by changes in Applicable Law. Without the prior consent of Enterprises or except as required by the preceding sentence, the Shareholders' Representative shall not propose on or in any such Returns to make any election to take any action or position which might have an adverse impact on CCBG or any consolidated group of which it is considered a part for tax purposes with respect to any period ending after the Closing Date. Such Returns shall be submitted to Enterprises for review at least 15 Business Days before the earlier of the filing or due date for any such Returns. Enterprises shall cause an appropriate officer of CCBG or a Subsidiary or the legal successor thereof to sign such Returns (which officer may, by appointment by Enterprises and at Enterprises' direction, be a former officer of
CCBG). Enterprises shall be responsible for filing or causing CCBG to file all Returns for taxable periods ending subsequent to the Closing Date.

                           (c)      Control of Audits. Notwithstanding Section
6.07, the Shareholders' Representative shall, at the expense of the CCBG Shareholders, control and conduct any audit of, and settle any matter relating to, liability for Taxes, refunds or adjustments related to the Taxes of CCBG and each Subsidiary for all taxable periods ending on or before the Closing Date; provided, however, that, without Enterprises' consent (which shall not be unreasonably withheld or delayed), (1) any matter in connection with any tax return of CCBG or any Subsidiary which could affect CCBG's or any Subsidiary's liabilities, refunds or adjustments for any period following the Closing Date shall not be changed or adjusted; and
(2) the Shareholders' Representative will not consent to or acquiesce to any action which would increase the liabilities of CCBG or any Subsidiary for Taxes in excess of the amount accrued as current liabilities for Taxes in the CCBG Adjusted Consolidated Working Capital.

                           (d)      Cooperation. Enterprises and the
Shareholders' Representative shall, upon reasonable notice, provide each other with the right to have access to, and to copy and use, any records or information that may be relevant in connection with the preparation of any Tax returns, or any audit or other examination by any authority or any judicial or administrative proceeding relating to liability for Taxes. Enterprises and the Shareholders' Representative shall provide each other with such additional cooperation and assistance in matters related to Taxes as may be reasonably requested. Without limiting the foregoing, promptly after the Closing the Shareholders' Representative shall cause to be delivered to Enterprises copies of all federal and state income Tax Returns of CCBG and its Subsidiaries for taxable periods ending on December 31, 1986 through and including December 31, 1994. The party requesting access or assistance hereunder shall reimburse the other party for reasonable out-of-pocket expenses incurred by it in providing such access or assistance. Any position taken by Enterprises on a Tax return with respect to an item for which the CCBG Shareholders bear economic responsibility under the provisions of this Agreement shall be defended by Enterprises in good faith.

                  5.08 CCBG Shareholders' Approval. This Agreement and the transactions contemplated hereby will be submitted to the CCBG Shareholders for their approval. Subject to the fiduciary duties of the Board of Directors of CCBG under Applicable Law, CCBG shall use its best efforts to obtain CCBG Shareholder approval and adoption of this Agreement and the transactions contemplated hereby (the "CCBG Shareholders' Approval").

                  5.09 Pre-Closing Distribution of Certain Property. Prior to the Closing, CCBG shall be permitted to effect the transfer of (i) all of the assets and liabilities of Automated & Customs Food Services division ("Automated"), (ii) the stock, or assets and liabilities of, Dani, (iii) the lease of the offices at 1999 Bryan Street, Dallas, Texas, and (iv) any other assets listed in Disclosure Schedule 5.09, to such persons and entities and for such consideration (if any) as CCBG or any Subsidiary determines and any cash Taxes paid or to be incurred by CCBG or any Subsidiary arising from such actions as reasonably estimated by CCBG's Accountants at the Closing shall be treated as an obligation of CCBG and reflected in the CCBG Adjusted Consolidated Working Capital. In the event of any such transfer, the CCBG Shareholders shall indemnify and hold Buyers harmless from and against any and all (i) liabilities of CCBG under the office lease for periods arising on or after the date of such transfer other than the rent that Enterprises is obligated to pay pursuant to
Section 5.13 or (ii) claims against Automated or Dani. The Buyers' loss for which the Buyers are indemnified pursuant to the foregoing clause (ii) shall be reduced by insurance recoveries or for other reductions reflected in the Merger Consideration as finally determined.

                  5.10 Certain Payments to Employees. Promptly after the Closing, Enterprises shall cause CCBG to make payments to employees in the amounts specified in Exhibit B.

                  5.11     Employee Matters.

                           (a)      Continued Employment. Enterprises
acknowledges and agrees that it shall cause CCBG and its Subsidiaries to continue to employ their respective employees immediately after the Closing subject to compliance with Enterprises' written policies distributed to employees (the "Continuing CCBG Employees"), but the foregoing does not give any person the right to be employed or restrict in any way CCBG's and/or its Subsidiaries' and/or Enterprises' right to terminate any person's employment after the Closing; provided, however, that the foregoing does not apply to (and the term "Continuing CCBG Employees" does not include) the employees listed in Disclosure Schedule 5.11(a) (the "Automated Employees"), who will not be employed by CCBG and/or its Subsidiaries after the Closing and who are currently expected to be offered employment by the purchaser of the Automated assets in connection with the transfer contemplated by Section 5.09 (the "Automated Transaction").

                           (b)      Employee Benefit Plans. Except as
specifically provided in this Section 5.11: (i) nothing in this Agreement obligates Enterprises to cause CCBG and/or its Subsidiaries to continue any existing Employee Benefit Plan for the Continuing CCBG Employees; and (ii) without limiting the foregoing, CCBG and/or its Subsidiaries may amend or terminate any existing plan subject to applicable law and the plan terms. If Enterprises offers Continuing CCBG Employees participation in an Enterprises plan in lieu of (or in addition to) an Employee Benefit Plan maintained by CCBG or any of its Subsidiaries, then Enterprises will give such employees credit for years of service with CCBG or any of its Subsidiaries or any predecessor in interest for purposes of participation, vesting and eligibility for early retirement benefits, but not necessarily for purposes of accrual of benefits.

                           (c)      Severance Payments. Enterprises agrees that
it will cause CCBG and/or its Subsidiaries to make payments in accordance with the severance policy in a lump sum amount to each Continuing CCBG Employee terminated after the Closing pursuant to the following formula:

                           Four days pay for each year of service (the daily rate is calculated by dividing 260 into the employee's salary)
                           Four days pay for each year over
                           age 40
                           Five days pay for each $10,000 of base pay

Receipt of a separation package is contingent upon the terminated employee signing a release and waiver of liability for his or her termination. Also, separation packages will not be made available to employees terminated for fraud, misconduct, or other acts of bad faith.

         Such payments shall not be reduced or otherwise affected by the fact that any otherwise eligible person obtains employment with another person during the period in which severance payments are being made. Upon the termination of employment of any of the Continuing CCBG Employees entitled to such severance payments, CCBG shall inform such terminated employees of their rights to such severance payments.

                           (d)      Group Insurance Plans. Effective July 1,
1998, the several insurance and self-insured programs that currently provide health, dental, vision, life, accidental death and dismemberment, short-term disability and long-term disability and business travel insurance covering employees of CCBG and its Subsidiaries will cease to cover the Automated Employees and those persons who were formerly employed by CCBG and any of its Subsidiaries or predecessors in interest with respect to the business conducted by the assets involved in the Automated Transaction (the "Prior Automated Employees").

                           (e)      Cafeteria Plans. Contemporaneously with the
Closing, Automated will adopt a plan covering the Automated Employees substantially identical to the CCBG (Southwest) Flexible Compensation Plan .

                           (f)      401(k) Plan. Contemporaneously with the
Closing, CCBG shall authorize Automated to adopt and Automated shall adopt The Coca-Cola Bottling Group (Southwest), Inc. and Affiliates 401(k) Plan (the "401(k) Plan") in connection with the Automated Transaction with respect to the Automated Employees and the Prior Automated Employees. As soon as practicable after the Closing, Automated shall adopt a substantially identical 401(k) plan covering the Automated Employees and Prior Automated Employees (the "Automated 401(k) Plan"), and Enterprises and CCBG shall cause the account balances of the Automated Employees and Prior Automated Employees to be transferred to the Automated 401(k) Plan.

                           (g)      Retirement Plan. Effective as of the
Closing, CCBG shall amend The Coca-Cola Bottling Group (Southwest), Inc. and Affiliates Retirement Plan (the "Retirement Plan") to provide (i) that the accrued benefits of the Automated Employees and Prior Automated Employees as of the Closing will become fully vested and nonforfeitable and (ii) that the Automated Employees and Prior Automated Employees will be entitled, at their option, to elect to have their accrued benefits as of the Closing paid in a lump sum distribution as soon as practicable following the Closing.

                           (h)      Bonus Plan. Enterprises will cause CCBG to
make payments under the Company-wide "Annual Performance Incentive" bonus plan described in Disclosure Schedule 5.11(h) to be made in such amount accrued on CCBG's books at the Closing Date, and such payments relating to periods through the Closing Date shall be taken into account in determining the adjustment to the Merger Consideration pursuant to Section 1.04.

                  5.12 No Cancellation of Officer and Director Insurance. Enterprises will not, and it shall cause each of its current and future subsidiaries and affiliates not to, cancel any insurance providing coverage to CCBG and its Subsidiaries for officers' and directors' acts and omissions in such capacity.

                  5.13 Lease Payments. Enterprises will pay when due all payments as to that certain lease listed on Disclosure Schedule 3.07 for offices located at 1999 Bryan Street, Dallas, Texas (including, without limitation, utility, operating expenses and additional parking space).

                  5.14 Public Announcements. No public announcement shall be made with regard to the transactions contemplated by this Agreement without the prior consent of CCBG and the Buyers; provided, however, that either CCBG or the Buyers may make such disclosure if it is required to do so by Applicable Law. CCBG and the CCBG Shareholders, on the one hand, and the Buyers, on the other, agree that they will not make any disclosures about the contents of this Agreement or cause the contents hereof to be publicized in any manner whatsoever by way of interviews, responses to questions or inquiries, press releases or otherwise, or otherwise disclose any aspect of the transactions provided for hereunder, without prior notice to and approval of the other party, except for disclosure to the employees as coordinated with CCBG and the Buyers and otherwise to employees, attorneys, accountants and advisors to the parties having a need to know, to the CCBG Shareholders, and except as may otherwise be required by Applicable Law; provided, further, that if either party determines that it is required by Applicable Law or its prior disclosure practices to make any such disclosure, then it will notify the other party prior to making such disclosure in order to permit the other party to obtain an appropriate protective order. CCBG and the Buyers will in all events discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other party prior to making such announcements or disclosures.

                  5.15 Current Public Information. At all times after the Effective Time, Enterprises shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and will take such further action as any holder of Enterprises Common Stock issued in the Merger may reasonably request, all to the extent required from time to time to enable such holder to sell Enterprises Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any holder of Enterprises Common Stock issued in the Merger, Enterprises shall deliver to such holder a written statement as to whether it has complied with such reporting requirements.

                  5.16 Brokers. CCBG and the CCBG Shareholders hereby represent and warrant for the benefit of Buyers that all negotiations relative to this Agreement and the transactions described herein have been conducted by CCBG and the CCBG Shareholders directly with Buyers, without the assistance or intervention on behalf of CCBG or the CCBG Shareholders by any other person which would give rise to any valid claim against Buyers, CCBG or the CCBG Shareholders for a finder's fee, brokerage commission, investment adviser's fee or other like payment, except for any fees and expenses due Overend & Company, Inc., which shall be paid by the CCBG Shareholders. Any brokerage fees and expenses owed or paid by CCBG in its capacity as a TBG Shareholder pursuant to the TBG Agreement shall be reimbursed to CCBG by the CCBG Shareholders.

                  5.17 Acquisition of TBG. Enterprises and CCBG each agrees to use its best efforts to consummate the closing of the transactions described in the TBG Agreement as soon as possible after the Closing hereunder.

                  5.18 Consent as to Representation. Enterprises and Sub each acknowledge that the law firm of Sutherland, Asbill & Brennan LLP is expected, after the Merger, to represent the CCBG Shareholders and the Shareholders' Representative in connection with this Agreement and agrees that it shall be entitled to represent the CCBG Shareholders and the Shareholders' Representative in any disputes that arise concerning this Agreement or any other agreement to be delivered pursuant to this agreement and waives any conflict of interest that may result from its representing CCBG under this Agreement or otherwise.

                  5.19 Certain Obligations Under the Shareholders' Representative Agreement. Enterprises acknowledges and agrees to its obligations set forth in Sections 4.4 and 4.6 of the Shareholders' Representative Agreement as binding on it even though it is not a party to such agreement.

                                   ARTICLE VI
              CERTAIN POST-CLOSING MERGER CONSIDERATION ADJUSTMENTS

         To provide for a return of some or all of the Merger Consideration to Enterprises under certain circumstances, and to provide for the payment of increased Merger Consideration to the CCBG Shareholders under other circumstances, based upon breaches of certain representations and warranties and non-compliance with certain covenants and as otherwise provided in this Article VI or under Article VI of the TBG Agreement, the parties agree to the following limitations and procedures for a post-Closing Merger Consideration adjustment, which shall be in addition to and not in lieu of the post-Closing adjustments provided for in Section 1.04 of this Agreement. Each of the CCBG Shareholders acknowledges that it is obligated to make the payments to Enterprises contained herein on the basis of the interests set forth in Section 6.02(a)(ii) without regard to whether such obligation arises either (a) solely with respect to an act or omission by, or a fact or circumstance involving, either CCBG and its Subsidiaries and their predecessors in interest or TBG and its subsidiary and their predecessors in interest or (b) on a relative basis different from the percentages set forth in Section 6.02(a)(ii). The CCBG Shareholders have no liability whatsoever for breaches by The Coca-Cola Bottling Group (Southwest), Inc. ("Southwest") under the TBG Agreement.

                  6.01 Certain Definitions. For the purposes of this Article VI, the following definitions apply:

                  "Buyers' Protected Parties" means the Sub, Enterprises, the Surviving Corporation, and their affiliated companies (including TBG), and any successors or assigns thereto.

                  "CCBG Companies" means CCBG and every other entity (excluding
         TBG) in which CCBG owns 50 percent or more of the outstanding equity, directly or indirectly, or the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body or otherwise has the power to direct the business and policies of such entity.

                  "Claim" or "Claims" means, as the context may require, a claim or claims for Losses asserted under this Article VI or under Article VI of the TBG Agreement.

                  "Claimant" means the person or entity asserting a Claim.

                  "Competition Claims" means a violation by any of the CCBG Companies, by any of the TBG Companies, or by any predecessor in interest, employee or agent of any of them with pricing authority or power to bind any of the CCBG Companies or any of the TBG Companies or by any predecessor in interest (by virtue of any action, omission to act, contract to which it is a party, or any occurrence or state of facts whatsoever) of any Applicable Law relating to any Antitrust Laws. As used herein, "Antitrust Laws" means the United States antitrust laws sometimes referred to as the Sherman Act, the Clayton Act, the Robinson Patman Act, the Lanham Act, the Federal Trade Commission Act, and the rules and regulations promulgated thereunder, and applicable state antitrust and unfair trade laws, rules and regulations.

                  "Environmental Claims" means a Claim asserted based upon a breach of the Off- Site Environmental Matters in Section 3.13 of this Agreement and Section 3.13 of the TBG Agreement (but for purposes of this Article VI only, disregarding any time, materiality or knowledge qualifiers in such sections and assuming that such representations and warranties were made as of the Closing Date).

                  "Finally Resolved" means that the amount due to the Claimant has been finally determined under the provisions of Section 6.06 or by the decision of a court of competent jurisdiction from which there is no further appeal.

                  "Loss" or "Losses" means losses, liabilities, damages, costs (including required (but not permissive) indemnification expenses to officers, directors, employees and agents of Buyers' Protected Parties and court costs) and expenses (including the reasonable fees and expenses of attorneys and accountants relating to Claims based on Third Party Actions).

                  "Recipient of Claim" means (1) the Shareholders' Representative, if the Claim is asserted under Section 6.02(a), (2) the CCBG Shareholder against whom the Claim is asserted, if the Claim is asserted under Section 6.02(b), and (3) Enterprises, if the Claim is asserted under Section 6.04.

                  "Stock Claims" means a Claim asserted by reason of a breach of a Stock Representation.

                  "Stock Representations" means the several representations and warranties of the CCBG Shareholders in the Transmittal Letters.

                  "TBG Companies" means TBG and its subsidiary.

                  "Tax Claims" means a Claim asserted under Section 6.02(a)(i)
         (B) or (C).

                  "Tax Cut-Off Date" means the Closing Date, with respect to the TBG Companies, and the date on which the closing occurs under the CCBG Agreement with respect to the CCBG Companies.

                  "Third Party" means a person or entity other than the parties to this Agreement and/or the TBG Agreement and their affiliates.

                  "Third Party Action" means a proceeding, demand or controversy
         (1) in which an asserted Loss arises from a Claim by a Third Party and
         (2) which is the basis for a Claim. The Tax matters dealt with specifically in Section 5.07(b) shall not be subject to Section 6.07.

                  6.02     Post-Closing Reduction of Merger Consideration.

                           (a)      Certain CCBG and TBG Representations and
Warranties and Other Matters. Subject to the limitations contained herein:

                                     (i) the Merger Consideration shall be
         reduced by any Losses actually suffered or incurred by any of Buyers' Protected Parties arising out of or with respect to:

                                            (A) Environmental Claims and
                   Competition Claims;

                                            (B) Taxes attributable to the period
                  ending with the Tax Cut-Off Date, even if not the close of a taxable period, and for all prior taxable periods of any CCBG Companies and of any TBG Companies (whether shown on the Returns therefor or resulting from subsequent audit or adjustment) to the extent not paid prior to Closing or accrued as a current liability for Taxes in the CCBG's Adjusted Consolidated Working Capital as final and binding on the parties and to the extent such Taxes are actually paid. In determining the amount of Taxes actually paid for the purposes of this Section:

                                                     (1)      The taxpayer may
                           only apply allowable net operating losses and income tax credits (including, without limitation, allowable minimum tax credits) of CCBG or any Subsidiary or TBG or its subsidiary, which are also attributable to a taxable period or a portion of a taxable period that has ended prior to or on the Tax Cut-Off Date; and

                                                     (2)      Tax deductions
                           attributable to the Loyalty Payments and payments under the Employment Agreements shall not be taken into account in any period ending on or before the Tax Cut-Off Date.

                                            (C)      Taxes attributable to any
                  period ending after the Tax Cut-Off Date (whether shown on the Returns therefor or resulting from subsequent audit or adjustment), whether such Taxes are paid in cash or satisfied by the application of allowable income tax credits or net operating losses of Enterprises or one of its subsidiaries (other than those of any of the CCBG Companies or of any of the TBG Companies relating to periods ending on or before the Tax Cut-Off Date), so long as such Taxes result from a breach of the Surviving Tax Representations.

                                            (D)      Any indemnification of any
                  present or former officer or director of any CCBG Companies by any CCBG Companies, or of any TBG Companies by any TBG Companies, related to any act or omission prior to the Closing Date by such present or former officer or director required by its bylaws or applicable law; and

                                     (ii)    the Merger Consideration otherwise
payable to each CCBG Shareholder shall be reduced by the following percentage of such Loss (the "Coke Southwest Interests"):



                    Name                                   Percentage
                    ----                                  -----------

           Hoffman Family Partnership                        49.3947%
           R.K. Hoffman                                      26.6212%
           Richard E. Hoffman                                 1.9758%
           Citicorp                                           1.2479%
           Prudential                                        14.4098%
           Pruco                                              0.4451%
           Coca-Cola Trust K-C                                3.3058%
           Overend Capital                                    2.1536%
           Ware                                               0.1861%
           Decherd                                            0.2600%
                                                          ----------
                    TOTAL                                 100.000000%

or as such shall be adjusted pursuant to Section 9.04.

                           (b)      CCBG Shareholder Representations, Warranties
and Covenants. Subject to the limitations contained herein, the Merger Consideration otherwise payable to any individual CCBG Shareholder shall be reduced by the amount of any Losses actually suffered or incurred by any of Buyers' Protected Parties arising out of or with respect to any breach or inaccuracy of the Stock Representations of such CCBG Shareholder and any breach or non-compliance by such CCBG Shareholder with respect to any covenant or agreement made by such CCBG Shareholder in the Transmittal Letter.

                           (c)      Limitations. Except as provided in Section
6.03(a), no CCBG Shareholder shall have any rights whatsoever against CCBG, TBG or the Surviving Corporation, by way of subrogation or otherwise, for contribution or indemnity or any other payment whatsoever for any reduction to the Merger Consideration that may occur under this Article VI.

                  6.03     Limitations on Reduction of Merger Consideration.

                           (a)      Reduction of Losses.  The amount of Losses
suffered by Buyers' Protected Parties shall be reduced by the amount, if any, of the recovery (reduced by the cash Taxes actually payable with respect to such recovery and any reasonable expenses actually incurred in obtaining such recovery) Buyers' Protected Parties shall have received with respect thereto from any other person or entity (including any insurance recovery and the present value of any income tax benefit). If such a recovery is received by any of Buyers' Protected Parties after it receives a payment or other credit under this Agreement with respect to Losses, then a refund equal in aggregate amount of the recovery, net of cash Taxes actually payable and expenses actually incurred, shall be made promptly to the CCBG Shareholders in accordance with their Coke Southwest Interests.

                           (b)      Maximum Liability and Payment -- Section
6.02(a) Claims. The maximum liability of each of the CCBG Shareholders for
Section 6.02(a) Claims, and the manner of payment, shall be as follows:

                                    (i)   In no event shall the liability of
         each CCBG Shareholder for all Section 6.02(a) Claims, after the application of any applicable Deductible, exceed $25,000,000 in the aggregate multiplied by such CCBG Shareholder's Coke Southwest Interest.

                                    (ii)  The maximum liability of each CCBG
         Shareholder for Competition Claims is $5,000,000 multiplied by such CCBG Shareholder's Coke Southwest Interest, after the Deductible has been met.

                                    (iii) With respect only to Competition
         Claims and Environmental Claims: a Claimant is not entitled to a recovery under this Agreement until, and then only to the extent that either (as applicable) (A) the aggregate of all Losses Finally Resolved with respect to Competition Claims exceeds $5,000,000 or (B) the aggregate of all Losses Finally Resolved with respect to Environmental Claims exceed $5,000,000 (in case of each of "(A)" and "(B)", the "Deductible").

                                    (iv)  Whenever a Section 6.02(a) Claim has
         been Finally Resolved, the Shareholders' Representative shall promptly notify each CCBG Shareholder of the amount of the Loss and that portion for which each CCBG Shareholder is liable. Each payment from the CCBG Shareholders is due to Enterprises no later than 10 Business Days from the date on which such notice was given to them by the Shareholders' Representative.

                           (c)      Maximum Liability and Payment -- Stock
Claims. The maximum liability of the CCBG Shareholders for Stock Claims, and the manner of payment, shall be as follows:

                                    (i)   the maximum liability of any CCBG
         Shareholder for any Losses for Stock Claims shall be the aggregate amount of the Merger Consideration received by such CCBG Shareholder.

                                    (ii)  Within 10 Business Days after a Stock
         Claim has been Finally Resolved, such CCBG Shareholder shall pay to Enterprises the full amount of such Claim.

                           (d) Limitation on Trustee Liability. No person in his capacity as a trustee shall have any liability for any breach of any representation, warranty, covenant or agreement in this Agreement personally; provided, however, that the foregoing shall not limit the liability of a trustee arising by reason of the fact that he, she or it is a CCBG Shareholder in a non-representative capacity.

                  6.04 Increase in Merger Consideration. The Merger Consideration shall be increased by the amount of any Losses suffered or incurred by the CCBG Shareholders as a result of or with respect to any breach of any representation, warranty, covenant or agreement by the Buyers contained in this Agreement or any other agreement or instrument executed and delivered by Buyers in connection with the transactions contemplated herein. Such increase shall be paid by Enterprises to the CCBG Shareholders in accordance with their respective CCBG Interests in Enterprises Common Stock (valued at the Notional Value). In no event shall the Buyers' aggregate liability for Losses hereunder and under the TBG Agreement exceed $25,000,000 (but not with respect to the payment of the merger consideration pursuant to Section 1.03 or Section 1.04 or claims that may exist under applicable securities laws).

                  6.05     Time Limitations for Assertion of Claims.

                           (a)      Survival. Only the Stock Claims, Tax Claims,
Environmental Claims and Competition Claims shall survive the Closing, as follows:

                                    (i)   Stock Claims will survive the Closing
         indefinitely;

                                    (ii)  Tax Claims will survive the Closing
         for the longest applicable statute of limitations, plus 90 days, it being specifically understood that a Tax Claim may be made prior to the Claimant's having made actual payment, as contemplated under Section 6.02(a)(i)(B) or Section 6.02(a)(i)(C); and

                                    (iii) Environmental and Competition Claims
         shall survive the Closing for 18 months.

                           (b)      Post-Closing Acts or Omissions. There shall
be no reduction of the Merger Consideration for Losses accruing after the Closing Date which arise from Claims made with respect to acts or omissions occurring after the Closing Date even though those acts or omissions are consistent with, or a continuation of, those preceding the Closing Date; provided, however, that nothing in the foregoing sentence shall in any way limit the ability of the Buyers to achieve a reduction of the Merger Consideration for Losses accruing from Claims made with respect to such pre-Closing acts or omissions.

                  6.06     Procedure for Claims.

                           (a)      Generally. Claimants must assert Claims as
promptly as practicable and no later than the expiration of the applicable period provided in Section 6.05(a). Each Claim must be in writing and set forth in reasonable detail the basis for the Claim and the Section of this Agreement under which the Claim arises.

                           (b)      To Whom Sent. Notice of a Claim pursuant to
Section 6.02(a) for a reduction in the Merger Consideration shall be sent to the Shareholders' Representative. For Claims against one or more individual CCBG Shareholders pursuant to Section 6.02(b), the Notice of a Claim shall be sent to the individual CCBG Shareholder(s). Notice of a Claim by one or more CCBG Shareholders for an increase of the Merger Consideration shall be sent to Enterprises.

                           (c)      Response by Recipient. The Recipient of a
Claim shall, within 30 days after receipt of the Claim, give notice to the Claimant either that he accepts the Claim or objects to the Claim. If no notice is given within such period, it shall be conclusively presumed that the Recipient of Claim has accepted the Claim. If the Recipient of Claim timely objects to the Claim, the Claimant and the Recipient of Claim shall negotiate in good faith to determine the amount, if any, of the Loss. If no resolution of the Claim has occurred within 90 days after the receipt of the Claim by the Recipient of Claim, then either party may institute proceedings in a court of competent jurisdiction to resolve the Claim.

                           (d)      Payment Notice to the CCBG Shareholders by
the Shareholders' Representative. Whenever a Loss becomes Finally Resolved, the Shareholders' Representative shall promptly notify each CCBG Shareholder of the amount of any payment required to be made by the CCBG Shareholders pursuant to this Article VI and that portion for which each CCBG Shareholder is liable. Each payment from the CCBG Shareholders is due to Enterprises no later than 10 Business Days from the date on which the foregoing notice to the CCBG Shareholders is given by the Shareholders' Representative; provided, however, that payments may be deferred until the earlier to occur of (1) the total payments being at least $100,000 and (2) the next calendar quarter end at least 10 Business Days after an Open Item becomes conclusive and binding.

                  6.07 Third Party Action. When a Claim involves a Third Party Action, the Recipient of Claim shall have the option to prosecute or defend, at its expense, the Third Party Action, unless the potential liability of the Claimant in the Third Party Action exceeds the maximum liability of the Recipient of Claim established under Section 6.03 or Section 6.04. If the Recipient of Claim does not or cannot elect this option, the Claimant shall diligently prosecute or defend such claim as if it were paying any Losses arising from the Claim, but the Claimant shall not settle such Claim without the consent of the Recipient of Claim, which shall not be unreasonably withheld or delayed. If the Recipient of Claim has undertaken to prosecute or defend the Third Party Action, as permitted herein, then (1) the Claimant may participate, at its own expense, in any and all proceedings related to the Third Party Action and shall be entitled to receive copies of all notices and pleadings or other submissions in any judicial or regulatory proceeding, (2) there shall be no settlement of the Third Party Action without the consent of the Claimant (which shall not be unreasonably withheld or delayed), and (3) if the Claim is fully satisfied, the Recipient of Claim shall be subrogated to all rights and remedies of the Claimant. If the Recipient of Claim submits to the Claimant a bona fide settlement offer from the Third Party Claimant (which settlement offer shall include as an unconditional term of it the release by such Third Party of the Claimant from all liability in respect of such Claim) and the Claimant refuses to consent to such settlement, then thereafter the Recipient of Claim's liability to the Claimant under this Article VI with respect to such Third Party Action shall not exceed the settlement amount included in said bona fide settlement offer, and the Claimant shall either assume the defense of such Third Party Action or pay the Recipient of Claim's attorney's fees and other out-of-pocket costs incurred thereafter in continuing the defense of such Third Party Action. All parties to this Agreement shall cooperate in the defense and prosecution of Third Party Actions and shall furnish such records, information and testimony, and shall attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  6.08 Investigations. No investigation or other examination of CCBG or the Subsidiaries by the Buyers or of the Buyers by CCBG shall affect the survival of any representations, warranties or covenants contained herein.

                  6.09 Exclusive Remedy. If the Closing occurs, then the remedies provided in this Article VI constitute the sole and exclusive remedies for recoveries against another party for breaches or failures to comply with or non-fulfillment of the representations, warranties, covenants and agreements in this Agreement or in the exhibits, schedules and other attachments to this Agreement or in any agreement, instrument or document executed and delivered by a party pursuant to this Agreement and for the matters specifically listed in this Article VI; provided, however, that nothing in this Agreement shall limit the right of a party to sue at law or in equity, without following the procedures set forth in Section 6.06 of this Agreement: (1) to enforce the performance of the procedures of this Article VI or any other covenant or agreement in this Agreement or of any contract, document or other instrument executed and delivered pursuant to this Agreement by any remedy available to it at law or in equity; (2) to recover damages suffered by the failure of a party to pay expenses required to be paid related to the transactions contemplated by this Agreement; or (3) to recover for common law fraud.

                                   ARTICLE VII
                                   THE CLOSING

                  7.01 Time, Date and Place of Closing; Articles of Merger. The payments and deliveries contemplated by this Agreement to be made at the Closing shall be made at the offices of Sutherland, Asbill & Brennan LLP, 999 Peachtree Street, Atlanta, Georgia, at 11:00 a.m., local time, on June 5, 1998, or, if later, one Business Day after all the conditions to Closing have been satisfied or such other date and location as may be mutually agreeable, and immediately thereafter the Articles of Merger to be executed and delivered pursuant to Section 7.05(b) and Section 7.06(b) shall be filed with the Secretary of State of Nevada. The date on which the last of such payments, deliveries and filings occurs is the "Closing Date," and the events comprising such payments, deliveries and filings are collectively the "Closing."

                  7.02 Events Comprising the Closing. The Closing shall not be deemed to have occurred unless and until the payments, deliveries and filings contemplated by Section 7.01 have been made, and none of these items shall have been deemed to be paid, delivered or filed unless and until all of them have been paid, delivered or filed.

                  7.03 Conditions to Obligations of Buyers. The obligations of Buyers to make the deliveries and payments under this Article VII are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Enterprises:

                           (a)      Representations and Warranties.
The representations and warranties of the CCBG Shareholders contained in the Transmittal Letters and of CCBG contained in Article III hereof shall be true as of the date when made and again as of the Closing Date as if made on such date (except for changes permitted or contemplated by this Agreement and disregarding any time, materiality or knowledge qualifiers) and the Buyers shall not be aware of any Competition Claims as of the Closing Date, or, to the extent they are not true or Buyers are aware of such Competition Claims, the Buyers' aggregate Losses from such breach(es) and from such Competition Claims of which Buyers are aware would not reasonably be expected to exceed $1 million. In making the estimation of expected Losses, the otherwise applicable Deductibles shall not be considered.

                           (b)      Compliance. The CCBG Shareholders and CCBG
shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

                           (c)      Governmental Actions. No Governmental
Authority shall have instituted any action, suit or proceeding, or given notice of its intent to do so, that has not subsequently been withdrawn, dismissed with prejudice or otherwise eliminated, which in the reasonable opinion of Enterprises and its counsel has or is likely to have a material and adverse effect on the transactions contemplated by this Agreement.

                           (d)      Adverse Change. Neither CCBG nor any of the
Subsidiaries has suffered any material adverse change in its respective business, prospects, financial condition, working capital, assets, liabilities (absolute, secured, contingent or otherwise), reserves or operations; provided, however, that a material adverse change shall not be deemed to have occurred by reason of (1) the seasonal nature of the business, (2) a change in the business or assets of CCBG after the date of this Agreement either contemplated by this Agreement or its Exhibits and Schedules or relating solely to market conditions beyond the control of CCBG, or (3) damage or destruction to the property or assets that is reasonably insured and can be replaced or restored without long-term disruption of the business of CCBG or the Subsidiaries taken as a whole.

                           (e)      Consents. Buyers shall have received (1)
commitments from Dr Pepper Company that it will consent to the Merger and will enter into its standard form production, sale and distribution agreements for such soft drink products with the Surviving Corporation or Enterprises, including any special provisions which Enterprises has in its other agreements with it in other territories, and (2) any other consents required as a result of the Merger, the failure to obtain would have a material adverse effect on CCBG and its Subsidiaries taken as a whole.

                           (f)      Satisfactory Documents. All agreements,
certificates, opinions and other documents delivered by CCBG or the CCBG Shareholders to Buyers hereunder, the form of which is not prescribed in this Agreement or an exhibit hereto, shall be in form and substance reasonably satisfactory to Enterprises.

                           (g)      Delivery of Shares. Each holder of a
certificate or certificates representing CCBG Shares shall have (1) surrendered such certificate(s) to Enterprises, and (2) delivered to Enterprises (A) an executed Transmittal Letter in the form of Exhibit F (the "Transmittal Letter") and (B) such other documents as may be necessary to establish an exemption from registration for the Enterprises Common Stock under the Securities Act and any applicable state blue sky laws.

                           (h)      Copies of Resolutions. CCBG shall have
delivered certified copies of the resolutions of the CCBG Board of Directors and the CCBG Shareholders authorizing the consummation of the transactions herein contemplated.

                           (i)      Opinion. CCBG and its Subsidiaries shall
have delivered an opinion of counsel, dated the Closing Date, in the form of Exhibit G, and each CCBG Shareholder who is acting as a trustee or in any other fiduciary capacity (other than under the Uniform Gift to Minors Act or a successor statute) shall have delivered an opinion from such Shareholder's counsel, dated the Closing Date, in the form of Exhibit H.

                           (j)      Approvals. All governmental approvals
regarding the proposed transaction shall have been obtained and all waiting periods shall have expired [without further requests for information].

                           (k)      TBG Share Exchange. The TBG Agreement
shall have been executed by each party to the TBG Agreement except Enterprises and all conditions precedent to such parties' obligations to consummate such agreement (except the Closing hereunder) shall have been fulfilled or waived, it being acknowledged that the Closing hereunder is a condition precedent to the consummation of the TBG Agreement.

                           (l)      Termination of Certain CCBG Agreements.
The agreements listed in Disclosure Schedule 7.03(l) shall have been terminated.

                  7.04 Conditions to Obligations of CCBG. The obligations of CCBG to make the deliveries under this Article VII and to close this transaction are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by CCBG:

                           (a)      Representations and Warranties.
The representations and warranties of Buyers contained in Article IV shall be true as of the date when made and as of the Closing Date as if made on such date or, to the extent they are not true, the CCBG Shareholders' aggregate Losses from such breach(es) would not reasonably be expected to exceed $1 million.

                           (b)      Compliance. Buyers shall have performed and
complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

                           (c)      Governmental Action. No Governmental
Authority shall have instituted any action, suit or proceeding, or given notice of its intent to do so, that has not subsequently been withdrawn, dismissed with prejudice or otherwise eliminated, which in the reasonable opinion of CCBG and its counsel has or is likely to have a material and adverse effect on the transactions contemplated by this Agreement.

                           (d)      Approval of CCBG Shareholders. The
execution, delivery and performance of this Agreement (including the payments contemplated by this Agreement) and the Merger shall have been approved by all of the CCBG Shareholders.

                           (e)      Satisfactory Documents. All agreements,
certificates, opinions and other documents delivered by Buyers to CCBG hereunder, the form of which is not prescribed in this Agreement or an exhibit hereto, shall be in form and substance reasonably satisfactory to CCBG.

                           (f)      Opinion of Counsel. Buyers shall have
delivered an opinion of counsel dated the Closing Date, in the form of Exhibit
I.

                           (g)      Approvals. All governmental approvals
regarding the proposed transaction shall have been obtained and all waiting periods shall have expired without further requests for information.

                           (h)      TBG Share Exchange. The TBG Agreement
shall have been executed by Enterprises and all conditions precedent to its obligations to consummate such agreement (except the Closing hereunder and the "Upstream Merger" as defined thereunder) shall have been fulfilled or waived, it being acknowledged that the Closing hereunder and the Upstream Merger conditions precedent to the consummation of the TBG Agreement.

                           (i)      Copies of Resolutions. Buyers shall have
delivered certified copies of the resolutions of the respective Board of Directors of the Buyers and of the sole shareholder of Sub authorizing the consummation of the transactions herein contemplated.

                  7.05 Deliveries by CCBG at the Closing. CCBG shall deliver the following at the Closing:

                           (a)      Certificate. A certificate dated the Closing
Date executed by a Co- Chairman and the Secretary of CCBG certifying to the best of CCBG's knowledge that (1) solely for purposes of the Buyers determining whether the Closing conditions in Section 7.03 have been met, the representations and warranties of CCBG hereunder are true and correct on the Closing Date as if made on and as of such date except for changes contemplated by this Agreement or permitted by this Agreement or if not, to what extent they are not and that there are no Competition Claims or if there are, the extent to which there are such Competition Claims, (2) the CCBG Shareholders and CCBG have performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing or if not in what respects they have not, (3) the applicable conditions precedent to the obligations of CCBG hereunder have been fulfilled or waived or if not in what respects they are not, and (4) the Shareholders' Representative Agreement has been signed by each CCBG Shareholder.

                           (b)      Articles of Merger. The Articles of Merger,
executed by CCBG.

                           (c)      Minute Books. The minute books, stock books
and corporate seal of CCBG and each Subsidiary.

                           (d)      Resignation. The resignation, dated as of
the Closing Date, of each director and officer of CCBG and each Subsidiary, as such, but not as an employee.

                           (e)      Other. Such other documents, certificates
and opinions as the Buyers may reasonably and timely request to document or to consummate more effectively the transactions contemplated by this Agreement or to evidence the compliance by CCBG, the CCBG Shareholders or any Subsidiary with any condition or obligation in this Agreement.

                  7.06 Deliveries by Buyers at the Closing. The Buyers shall deliver the following at the Closing:

                           (a)      Certificates. A certificate dated the
Closing Date executed by the Chairman, President or Vice President and the Secretary or Assistant Secretary of each of the Buyers certifying to the best of Enterprises' knowledge that (1) the representations and warranties of each of the Buyers hereunder are true and correct on the Closing Date as if made on and as of such date or if not, to what extent they are not, (2) each of the Buyers has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyers prior to or at the Closing or if not in what respects they have not, and (3) the applicable conditions precedent to the obligations of Buyers hereunder have been fulfilled or waived or if not in what respects they are not.

                           (b)       Articles of Merger. The Articles of Merger,
executed by the Sub.

                           (c)      Merger Consideration.  The Estimated Merger
Consideration, delivered in accordance with Section 1.03 (b).

                           (d)      Other Documents. Such other documents,
certificates and opinions as CCBG may reasonably and timely request to document or to consummate more effectively the transactions contemplated by this Agreement or to evidence the compliance by the Buyers with any condition or obligation in the Agreement.

                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

                  8.01 Termination and Abandonment. This Agreement may be terminated at any time and the Merger abandoned at any time prior to the Closing without liability of any party to any other party, except as provided in Section
8.02 below, under the following circumstances:

                           (a)      Mutual Agreement. The mutual written
agreement of CCBG, pursuant to a resolution approved by its board of directors, and Enterprises.

                           (b)      CCBG. By the board of directors of CCBG if
the Closing has not occurred before July 15, 1998 because all conditions to CCBG's obligations have not been satisfied or waived or because Buyers have not made all required deliveries, unless the Closing has not occurred solely because of a Governmental Objection.

                           (c)      Enterprises. By Enterprises if the Closing
has not occurred before July 15, 1998 because all conditions to Buyers' obligations have not been satisfied or waived or because CCBG has not made all required deliveries, unless the Closing has not occurred solely because of a Governmental Objection.

                           (d)      Governmental Authority. Either CCBG or
Enterprises may terminate by written notice to the other if any action or proceeding shall have been instituted before any Governmental Authority or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any Governmental Authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such transactions (a "Governmental Objection"), and such action or proceeding shall not have been dismissed or otherwise eliminated or such written threat shall not have been withdrawn or rescinded or otherwise eliminated before July 15, 1998.

                  8.02 Rights and Obligations Upon Termination. Upon the termination of this Agreement, no party shall have any further obligation to the other, except that (1) unless terminated by mutual agreement or pursuant to
Section 8.01(d), no termination of this Agreement under any provision of this
Article VIII shall prejudice any claim a party may have under this Agreement that arises prior to the effective date of such termination, and (2) termination of this Agreement shall not terminate or otherwise affect the rights and obligations set forth in Section 5.02 and Section 5.14 of this Agreement (which shall survive termination as independent obligations).

                  8.03 Return of Confidential Information. If this Agreement is terminated and abandoned as provided in this Article VIII, each party will, at the request of the other, return all documents, work papers and other material of the requesting party, including all copies thereof, relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all information received by any party to this Agreement with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information except as may be required by law; provided, however, that this shall not apply to any document, work paper, material, or any other information which is a matter published in any publication for public distribution or filed as public information with any Governmental Authority or is otherwise in the public domain.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  9.01 Good Faith; Further Assurances. The parties to this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions, and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, the parties hereto shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the transactions contemplated by this Agreement.

                  9.02 Notices. All notices, communications and deliveries under this Agreement: (1) shall be made in writing, signed by the party making the same; (2) shall specify the Section of this Agreement pursuant to which it is given; (3) shall either be delivered in person or by telecopier or a nationally recognized next business day delivery service for next business day delivery; (4) shall be deemed given (x) if delivered in person, on the date delivered, (y) if sent by telecopier, on the date transmitted (if the party, or its employee or agent, giving the notice has no reason to believe that the transmission was not made or received); or (z) if sent by a nationally recognized next business day delivery service for next business day delivery (with cost prepaid), on the first Business Day after so sent; and (5) shall be deemed received (x) if delivered in person, on the date of personal delivery, (y) if telecopied, on the first Business Day after transmitted (if the party giving the notice, or its employee or agent, has no reason to believe that the transmission was not made or received), or (z) if sent by a nationally recognized next business day delivery service for next business day delivery, on the first Business Day after so sent. Such notice shall not be effective unless copies are provided contemporaneously as specified below, but neither the manner nor the time of giving notice to those to whom copies are to be given shall control the date notice is given or received. The addresses and requirements for copies are as follows:

                  To Buyers:

                           Mr. John R. Alm
                           Executive Vice President
                             and Chief Financial Officer
                           Coca-Cola Enterprises Inc.
                           2500 Windy Ridge Parkway
                           Atlanta, Georgia 30339

                           with a copy to:

                           Mr. E. Liston Bishop III
                           Miller & Martin
                           1000 Volunteer Building
                           832 Georgia Avenue
                           Chattanooga, Tennessee  37402-2289

                                          *    *    *    *    *    *    *

                           To CCBG (prior to Closing):

                           Suite 3300
                           1999 Bryan Street
                           Dallas, Texas  75201
                           Attn:  Mr. Robert K. Hoffman

                           To the Shareholders' Representative or to the CCBG Shareholders, in care of the Shareholders'
                           Representative:

                           Mr. Robert K. Hoffman
                           Suite 3300
                           1999 Bryan Street
                           Dallas, Texas  75201


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



                           To individual CCBG Shareholders, at the addresses stated in their respective Transmittal Letters.

                           in either case with a copy to:

                           Mr. Thomas B. Hyman, Jr.
                           Sutherland, Asbill & Brennan LLP
                           999 Peachtree Street
                           Atlanta, Georgia 30309

                                    and

                           Mr. George D. Overend
                           Overend & Company, Inc.
                           Suite 200 -- Building B
                           2900 Paces Ferry Road, NW
                           Atlanta, Georgia  30339

or to such representative or to such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this
Section 9.02 of a permitted successor or assign of a party to this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

                  9.03     Definition of Knowledge. For the purposes of this
Agreement:

                           (a)      CCBG. The phrases "to CCBG's knowledge" or
"to its knowledge" and variations of them when used with respect to CCBG shall refer to all matters actually known to any of Edmund M. Hoffman, Robert K. Hoffman, Charles F. Stephenson, E. T. Summers III and Stephanie L. Ertel or which any of them had any reason to know.

                           (b)      Enterprises. The phrases "to Buyers'
knowledge" and variations thereof when used with respect to Buyers shall refer to all matters actually known to any of John R. Alm, G. David Van Houten, Jr. and Cornel R. Pike or which any of them had reason to know.

                  9.04 Assignment. This Agreement is binding upon the parties hereto, and their respective legal representatives, heirs, successors and assigns, and inures to the benefit of the parties and their respective legal representatives, heirs, legatees, devisees, beneficiaries and other permitted successors and assigns (and to or for the benefit of no other person whatsoever). No assignment or transfer of rights and obligations hereunder shall be made except with the prior written consent of the parties hereto, except that Enterprises need not obtain CCBG's or CCBG Shareholders' consent to Enterprises' assignment of rights and delegation of obligations under this Agreement to an affiliated corporation of Enterprises (which, for purposes of this Agreement, shall be limited to any of Enterprises' direct wholly-owned subsidiaries) that


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expressly assumes such liabilities and obligations and except that a CCBG
Shareholder need not obtain any other party's consent to any transfer or assignment of rights and obligations under this Agreement, in whole or in part, upon the death of a CCBG Shareholder or upon distributions from a non-individual CCBG Shareholder to the heirs, legatees or devisees of a deceased CCBG Shareholder or to such other distributees (who take subject to the representations, warranties, covenants and agreements of this Agreement). In the event of a successor to a CCBG Shareholder, his CCBG Interest as reflected in Disclosure Schedule 3.01 shall be allocated among his successors as certified to the parties and to the Shareholders' Representative by an appropriate party. Without limiting the foregoing or any other provision of this Agreement or the agreements to be delivered pursuant to it (and thus acknowledging that the failure or refusal to accomplish the following does not affect the foregoing), the CCBG Shareholders shall undertake in good faith to have any heir, legatee, devisee, beneficiary, personal representative or other successor or assign of a deceased or incapacitated CCBG Shareholder ratify and confirm the agreements and obligations of such CCBG Shareholder (including the authority of the Shareholders' Representative) under this Agreement and under the other agreements to be delivered pursuant to this Agreement (including the Shareholders' Representative Agreement). Enterprises shall remain liable for the prompt payment and performance of all the assigned, transferred or assumed obligations under this Agreement, which obligation shall be a primary obligation for full and prompt payment and performance rather than a secondary guaranty of collection.

                  9.05 Captions; Definitions. The titles or captions of articles, sections and subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof and shall not be considered in the interpretation or construction of this Agreement in any proceeding. The parties agree to all definitions in the statement of parties to this Agreement. Without limiting the foregoing, the captions in the Disclosure Schedules and the descriptive language in such captions to them do not alter, expand or otherwise affect the scope of the representations and warranties in this Agreement.

                  9.06 Amendment; Waiver; Remedies Cumulative. This Agreement may not be altered or amended except in writing signed by Buyers, CCBG (until the Closing) and the Shareholders' Representative, subject to the proviso of Section 1.01(d). The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

                  9.07 No Third-Party Beneficiaries. With the exception of the parties to this Agreement and the CCBG Shareholders and each of their legal representatives, heirs, and permitted successors and assigns, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights arising by virtue of this Agreement.


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




                  9.08 Exhibits; Disclosure Schedules. All exhibits and Disclosure Schedules to this Agreement are hereby incorporated into this Agreement and hereby are made a part of this Agreement as if set out in full in the first place that reference is made thereto.

                  9.09 Counterparts; Entire Agreement. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. One or more execution pages may be detached from one copy of this Agreement and attached to another copy in order to form one or more counterparts. This Agreement shall become effective when one or more counterparts have been executed by the Buyers and CCBG and delivered to such parties. This Agreement together with all schedules and exhibits hereto and all other agreements and undertakings provided for hereunder shall constitute the entire agreement of the parties and supersedes any and all prior agreements, oral or written, with respect to the subject matter contained herein. There are no other agreements, representations, warranties or other understandings between the parties in connection with this transaction which are not set forth in this Agreement or the schedules and exhibits hereto.

                  9.10 Time of the Essence; Computation of Time. Time is of the essence of each and every provision of this Agreement. If the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any public or legal holiday, whether federal or of a state in which the party having such privilege or duty resides or has its principal place of business, then the party having such privilege or duty shall have until 5:00 p.m. local time on the next succeeding regular Business Day to exercise such privilege or to discharge such duty.

                  9.11 Severability. Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential to accomplishing its purposes shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as valid under Applicable Law.



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                  DULY EXECUTED by the parties hereto, under seal, as of the date first above written.

                         COCA-COLA ENTERPRISES INC.


                         By:/s/ Lowry F. Kline
                            ----------------------------------------------------
                            Lowry F. Kline, Executive Vice President and General Counsel


                         TEXA-COLA ACQUISITION COMPANY


                         By:/s/ Lowry F. Kline
                            ---------------------------------------------------
                            Lowry F. Kline, Executive Vice President and General Counsel


                         CCBG CORPORATION


                         By:/s/ Robert K. Hoffman
                            ---------------------------------------------------
                         Robert K. Hoffman, President



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